STANLEY ACCOUNT VALUE PLAN (1998
        Restatement of The Stanley Works 401(k) Savings
                              Plan)



                   Restatement effective as of January 1, 1998





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                           STANLEY ACCOUNT VALUE PLAN


                                      INDEX                             Page

ARTICLE  1 Name and Effective Date                                        1

ARTICLE  2 Definitions                                                    2

ARTICLE  3 Employees Eligible to Participate                             10

ARTICLE  4 Elective Deferral Contributions and Employee Contributions    11

ARTICLE  5 Matching and Cornerstone Account Allocations                  13

ARTICLE  6 Contribution and Allocation Percentage Tests                  15

ARTICLE  7 Direct Rollovers and Rollover Contributions                   22

ARTICLE  8 Investment of Accounts and Voting Rights                      24

ARTICLE  9 Allocation of Net Earnings and Losses                         27

ARTICLE 10 Participant Withdrawals                                       27

ARTICLE 11 Loans to Participants                                         30

ARTICLE 12 Distribution of Accounts                                      36

ARTICLE 13 Termination of Participation and Vesting                      40

ARTICLE 14 Application for Benefits                                      42

ARTICLE 15 Leave of Absence                                              44

ARTICLE 16 Rights of Participants                                        46

ARTICLE 17 Plan Administrator                                            48

ARTICLE 18 The Trust Fund                                                50


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ARTICLE 19 Plan for Exclusive Benefit of Participants                    55

ARTICLE 20 Miscellaneous Provisions                                      55

ARTICLE 21 Amendment                                                     56

ARTICLE 22 Termination of Plan                                           57

ARTICLE 23 Change in Employee Status                                     57

ARTICLE 24 Top-Heavy Plan Provisions                                     58

ARTICLE 25 Limitations on Annual Additions                               63

ARTICLE 26 Diversification Elections by Qualified Participants           70

ARTICLE 27 Special Rules Regarding Officers of the Company               73

ARTICLE 28 Auxiliary Accounts for Participants                           75

    APPENDIX A - Participating Locations After 1997

    APPENDIX B - Basic Life Insurance and Accidental Death
                 and Dismemberment Benefit Program




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                                1998 RESTATEMENT

                                       OF

                      THE STANLEY WORKS 401(k) SAVINGS PLAN


     By resolution of its Board of Directors, THE STANLEY WORKS, a Connecticut corporation with its principal office in New Britain, Connecticut ("The Stanley Works"), has adopted this Amendment restating The Stanley Works 401(k) Savings Plan, as follows:


                                 A R T I C L E 1

                             Name and Effective Date


     Section 1.1 The name of the restated Plan is the "Stanley Account Value Plan."

     Section 1.2 This restatement of the Plan shall be effective as of January 1, 1998, with respect to Participants who are credited with an Hour of Service on or after such date, except that:

     (a) the definitions of "Compensation", "Highly Compensated Employee" and "Leased Employee" in Article 2 are effective as of January 1, 1997;

     (b) the provisions of Section 12.4 apply to calendar years beginning after 1996;

     (c) the  provisions  of Section 15.3 are effective as of December 12, 1994;
and

     (d) any provision that contains an effective date shall become effective as of such date.

     Section 1.3 (a) The provisions of this Plan shall be as stated in the following Articles with respect to those units of Employees designated in Appendix A hereto.

     (b) With respect to those units of Employees designated in a Plan Specification Schedule, the provisions of this Plan shall be as stated in the following Articles except as modified in such Plan Specification Schedule. Subject to subsection (c), wherever there is a discrepancy between the Plan and a Plan Specification Schedule, the Plan Specification Schedule shall govern. Any reference in the Plan Specification Schedule to an Article or Section of the Plan shall be interpreted as a reference to the Plan in effect on the date such Plan Specification Schedule is executed.



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     (c) If any Plan  Specification  Schedule executed before December 31, 1999, is inconsistent with the provisions of the Code or ERISA as amended by the Small Business Job Protection Act of 1996 (SBJPA) or the Taxpayer Relief Act of 1997 (TRA '97), then this Amendment restating the Plan shall be deemed an amendment to such Plan Specification Schedule with respect to the provisions which are inconsistent with the provisions of SBJPA or TRA '97.

     Section 1.4 Section 15.3 shall apply to a Participant who is reemployed after December 12, 1994, following a period of service in the uniformed services with respect to which such Participant is entitled to the benefits of the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA).


                                 A R T I C L E 2

                                   Definitions


     When used in this Plan, the following terms have the meanings set forth below unless a different meaning is plainly required by the context:

     "Accounts" means an individual's Choice Account, Cornerstone Account and Auxiliary Account.

     "Affiliated Group" means a group of corporations or other entities of which the Company is a member, determined under Section 414 of the Code, modified for purposes of Section 415 by Section 415(h).

     "Alternate Payee" means a Participant's spouse, former spouse, child or other dependent who is recognized as having a right to receive all or a portion of the Participant's benefits under this Plan pursuant to a domestic relations order which has been found by the Plan Administrator to be qualified under Code
Section 414(p).

     "Appendix A" means the schedule attached hereto listing each unit of Employees participating in the Plan.

     "Application   for   Benefits"   means  the  form   provided  by  the  Plan
Administrator which shall be completed by an individual in order to receive benefits hereunder.

     "Auxiliary Account" means the bookkeeping record of amounts allocated on behalf of a Participant under Section 28.2, adjusted for the net earnings or losses thereon.

     "Beneficiary" means any individual, trust, estate or other recipient entitled to receive death benefits hereunder, on either a primary or a contingent basis.


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     "Benefit  Commencement  Date"  means  the date on  which  all  events  have occurred that entitle an individual to receive a distribution hereunder or, in the case of a benefit payable as an annuity, the first day of the first period for which an amount is payable as an annuity.

     "Break in Service" means the failure of an Employee to perform one Hour of Service during the 12-month period commencing on the date he or she ceases to have Employment Status.

     "Choice Account" (formerly the "Savings Account") means the bookkeeping record of all Elective Deferral Contributions, Employee Contributions, Matching Allocations and allocations made under Section 18.4(d), and/or any amounts contributed or rolled over on a Participant's behalf in accordance with Code
Section 402(c) or 408(d)(3) or received by the Trustee in a direct transfer from another qualified trust, adjusted for the net earnings or losses thereon, and shall include subaccounts reflecting the amounts attributable to each value described in paragraphs (i)(A) through (D) and (ii) of Section 13.2(a).

     "Closing Price" means the closing price of a share of Stanley Stock as determined for the New York Stock Exchange Composite Transactions and reported in The Wall Street Journal.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Finance and Pension Committee of the Board of Directors of The Stanley Works.

     "Cornerstone Account" means the bookkeeping record of amounts credited to a Participant under Section 5.3, adjusted for the net earnings or losses thereon.

     "Company" means The Stanley Works and its wholly-owned U.S. subsidiaries.

     "Compensation" means:

     (a) Subject to paragraphs (b) and (c), the wages, salary and other amounts received by a Participant from the Company for services actually rendered in the course of employment with the Company over the period of participation during the applicable Plan Year, to the extent such amounts are includible in the gross income of the Participant including, but not limited to, bonuses, overtime payments, commissions, vacation pay, piece rates, shift premiums and any foreign income earned as an Employee of the Company. Compensation shall include a Participant's Elective Deferral Contributions and Employee Contributions for the Plan Year and amounts contributed by the Company at the election of the Participant to any other employee benefit plan under an arrangement described in
Section 125 or 401(k) of the Code.

     (b) Compensation shall not include reimbursements or other expense allowances, fringe benefits (whether or not paid in cash), moving expenses, welfare benefits including the cost of group term life insurance coverage, deferred compensation in the year paid if the compensation has been


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deferred  beyond the calendar year in which it would  otherwise  have been paid, amounts paid to a Participant under the Company's long-term stock incentive plan and amounts realized from the grant or exercise of a stock option. Except for a Participant's final regular payroll check, Compensation shall not include amounts paid after the Participant ceases to have Employment Status.

     (c) The Compensation of a Participant taken into account under the Plan shall not exceed $150,000, as adjusted under Section 401(a)(17) of the Code. In the case of a Participant who commences or ceases participation in the Plan on a date other than the first or last day of the Plan Year, no proration of the limitation described in the preceding sentence shall be made. With respect to an allocation under Section 5.3 for the 1998 Plan Year on behalf of an individual who is a Participant on February 1, 1998, the Compensation of such Participant taken into account under Section 5.3 shall not exceed an amount equal to 11/12 of the applicable dollar limit under Section 401(a)(17) of the Code.

     "Contributory Benefit Reserve" means the amount in the Participant's Choice Account attributable to (a) the Participant's Retirement Account, plus (b) the Participant's Net Contributory Pension Benefit, if any.

     "Contributory Pension Benefit" means the Participant's contributory pension benefit under the Retirement Plan."

     "Disabled Participant" means a Participant who has become permanently and totally incapable of engaging in any occupation or employment for the Company for physical or mental reasons. Such disability shall be deemed to exist only when an Application for Benefits has been filed with the Plan Administrator by or on behalf of such Participant no later than one year following severance from service with the Company and when such disability is thereafter certified to the Plan Administrator by a licensed physician selected by the Plan Administrator.

     "Elective Deferral Contributions" means the contributions to the Trust Fund made on behalf of a Participant under Section 4.2(a) which are not includible in the Participant's gross income for federal income tax purposes.

     "Employee" means an individual employed by the Company as a common law employee who:

     (a) is in a unit of employees listed in Appendix A,

     (b) is not a  Leased  Employee,  and

     (c) is not covered by a collective bargaining agreement with the Company with respect to which agreement retirement benefits were the subject of good faith negotiation unless, as a result of such negotiation, the collective bargaining unit has agreed that the individuals covered by such bargaining agreement are to be considered Employees for purposes of this Plan.

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     "Employee  Contributions" means the contributions to the Trust Fund made by a Participant under Section 4.2(b) which are includible in the Participant's gross income for federal income tax purposes.

     "Employment Commencement Date" means the date on which an individual first performs an Hour of Service as a common law employee of the Company.

     "Employment Status"  means:

     (a) the existence of an employment relationship between the Company and an individual who is performing services for the Company as a common law employee on a current basis or whose services for the Company as a common law employee have been interrupted on a temporary or seasonal basis. Subject to paragraphs
(b) and (c), an individual's Employment Status shall terminate on the earlier of:

          (i) the date of severance from service with the Company by reason of resignation, discharge, retirement or death, or

          (ii) except as otherwise provided with respect to a particular Leave of Absence under Article 15, the first anniversary of the date on which the individual is first absent from service with the Company, with or without pay, for a reason not described in (i) or, in the case of a layoff, the first anniversary of the effective date of the notice from the Company of such layoff.

     (b) If an individual described in the last sentence of paragraph (a) performs an Hour of Service during the twelve-month period beginning on the earlier of (i) or (ii) thereof, such individual's Employment Status shall be deemed not to have been interrupted or terminated. For purposes of paragraph
(a)(ii), an interruption in or termination of an individual's employment shall be treated as a layoff, if at the time the individual receives notice of such layoff, the Company expects the individual's employment to resume when the volume of work increases to an appropriate level.

     (c) Solely for purposes of determining whether a Break in Service has been incurred by an Employee who is absent from service by reason of the pregnancy of such Employee, the birth of a child of the Employee or the adoption of a child by the Employee, such individual's Employment Status shall terminate on the earlier of (i) the date of severance from service with the Company by reason of resignation, discharge, retirement or death, or (ii) the second anniversary of the date on which such individual is first absent from service by reason of such pregnancy, birth or adoption.

     "Entry Date" means the first day of each calendar quarter.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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     "Exempt  Loan"  means any loan made to the Trust Fund which  satisfies  the requirements of Section 18.3.

     "Highly Compensated Employee" means, for a Plan Year, a common law employee of the Company who:

     (a) (i) owns more than a 5% interest in the Company or any member of the Affiliated Group at any time during the Plan Year or the preceding Plan Year; or

          (ii) received earnings from the Affiliated Group in excess of $80,000 during the preceding Plan Year.

     (b) For purposes of paragraph (a):

          (i) In determining ownership, the constructive ownership provisions of
     Section 318 of the Code shall be applied by utilizing a 5% test in lieu of the 50% test set forth in subparagraph (a)(2)(C) thereof.

          (ii) The term  'earnings'  means the sum of (A) earnings as defined in
     Section 25.1(b), and (B) elective or salary reduction contributions by the Company and any other member of the Affiliated Group that are not includible in the gross income of the employee under Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

          (iii) The dollar limit referred to in paragraph (a)(ii) shall be adjusted in accordance with Regulations for increases in the cost of living using the calendar quarter ending September 30, 1996, as the base period.

The determination of who is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code and the Regulations.

     "Hour of Service" means an hour for which an individual is paid or entitled to payment for the performance of duties for the Company or any other member of the Affiliated Group.

     "Leased Employee" means:

     (a) subject to paragraph (b), an individual who performs services for the Company or any member of the Affiliated Group, other than as a common law employee, if :

          (i) such services are performed pursuant to a written or oral agreement between a member of the Affiliated Group and any other person;

          (ii) the individual has performed during any consecutive 12-month period (A) at least 1,500 Hours of Service for the Affiliated Group or (B) a number of Hours of Service


                                       -6-

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     which is at least  501 and  which  is at least  equal to 75% of the  median
     Hours of Service that are customarily performed by any employee of the Affiliated Group in the particular position in which such individual is performing services; and

          (iii) such services are performed under primary direction or control by the entity for which the services are performed.

    (b) An individual shall not be considered to be a Leased Employee if:

          (i) such individual participates in a money purchase pension plan providing: (A) a nonintegrated employer contribution at a rate not less than 10% of the individual's earnings, as defined in Section 25.1(b), but including amounts contributed pursuant to a salary reduction agreement that are excludable from the individual's gross income under Section 125, 402(e)(3), 402(h) or 403(b) of the Code, (B) immediate participation and
     (C) immediate vesting; and

          (ii) Leased Employees, determined without regard to this sentence, do not constitute more than 20% of the nonhighly compensated work force of the Affiliated Group.

     "Leave  of  Absence"  means  an  interruption  of  service   authorized  in
accordance with Company policy.

     "Matching Allocation" means an amount allocated to a Participant's Choice Account under Sections 5.2.

     "Net Contributory Pension Benefit" means the excess, if any, of the present value of the Participant's Contributory Pension Benefit over the value of his or her Retirement Account determined as of December 31, 1986, which amount was transferred from the Retirement Plan to the Trustee and credited to the Participant's Choice Account.

     "Normal Retirement Age" means a Participant's 65th birthday.

     "Normal Retirement Date" means the first day of the month coinciding with or next following a Participant's Normal Retirement Age.

     "Officer" means a Participant who is a director of the Company or an officer of the Company as the term 'officer' is defined in Rule 16a-1(f) promulgated under the Exchange Act, as such rule may be amended or supplemented from time to time, or any successor rule thereto.

     "Participant" means an Employee who has satisfied the eligibility requirements of Article 3, or an Employee for whom the Trustee is holding amounts transferred to this Plan on the Employee's behalf from another qualified retirement plan, and unless specifically provided otherwise, the term shall not refer to an individual after he or she ceases to have Employment Status.


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



     "Plan" means:

     (a) for Plan Years after 1997, the Stanley Account Value Plan; and

     (b) for Plan Years before 1998, The Stanley Works 401(k) Savings Plan, except that, prior to October 1, 1994, the term 'Plan' means the Savings Plan for Salaried Employees of The Stanley Works or the Savings Plan for Hourly Paid Employees of The Stanley Works and, unless the context shall require otherwise, it shall refer to the particular savings plan of the Company in which the individual then participated.

     "Plan Administrator" means The Stanley Works. The Plan Administrator shall be a named fiduciary with respect to this Plan.

     "Plan Specification Schedule" means one of the schedules adopted by the Plan Administrator as provided in Section 17.12.

     "Plan Year" means the calendar year.

     "Regulation" means any rule or regulation promulgated under the Code.

     "Retired Participant" means a Participant who ceases to have Employment Status on or after Normal Retirement Age or Normal Retirement Date.

     "Retirement Account" means the bookkeeping record of the funds transferred from the Retirement Plan on behalf of an Employee and the Elective Deferral Contributions, Matching Allocations and Company contributions, if any, allocated to such account on behalf of a Participant before 1987, the value of which was credited to the Participant's Choice Account as of January 1, 1987.

     "Retirement Plan" means The Stanley Works Retirement Plan, including any amendments thereto.

     "Stanley Stock" means The Stanley Works common stock, par value $2.50 per share.

     "Suspense  Account" means the bookkeeping record of Stanley Stock purchased
with  the  proceeds  of  an  Exempt  Loan  which  has  not  been   allocated  to
Participants' Choice Accounts.

     "Terminated Participant" means a Participant whose Employment Status has terminated for reasons other than death, disability or retirement.

     "Trust Agreement" means the agreement entered into between the Company and the Trustee.



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



     "Trustee" means the corporation or individual selected by the Company to serve as Trustee under the Trust Agreement.

     "Trust Fund" means all the assets held under the Trust Agreement.

     "Valuation Date" means:

     (a) for purposes of making a loan, a withdrawal, or a diversification distribution under Article 26, the last trading day on the New York Stock Exchange in each calendar month;

     (b) for purposes of a distribution before January 1, 1999, from an account other than a Cornerstone Account, the last trading day on the New York Stock Exchange in each calendar month; and

     (c) for purposes of a distribution of a Cornerstone Account or a distribution after January 1, 1999, from any other account, the last trading day on the New York Stock Exchange in each calendar quarter.

The value of any shares of Stanley Stock allocated to an individual's account as of a Valuation Date shall be determined based on the Closing Price on such date. The value of assets, other than shares of Stanley Stock, allocated to an individual's account as of a Valuation Date shall be determined as of the close of business on such date.

     "Vesting Year" means (subject to the modifications in Section 13.3(a) and Article 15) each full 12-month period that elapses from an Employee's Employment Commencement Date to the date on which he or she ceases to have Employment Status, with a full calendar month credited for the month in which each such date occurs.

     When used in this Plan, the singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

     Any  reference  in  this  Plan  to  an  "Article",   "Section",  "section",
"subsection", "paragraph" or "subparagraph" shall be construed as a reference to a provision of this Plan unless indicated otherwise.




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



                                 A R T I C L E 3

                        Employees Eligible to Participate


     Section 3.1 (a) Every Employee of the Company shall become a Participant on the first Entry Date on which such individual shall have been employed by the Company as an Employee for at least six months.

     (b) For purposes of this Section 3.1, the period of Employment Status from an individual's Employment Commencement Date to the Entry Date shall be used to determine months of employment as an Employee.

     (c) The Plan Administrator shall notify every Employee of his or her eligibility to participate. Each such eligible Employee shall be given the opportunity, under the procedures and within the time limits established by the Plan Administrator, to elect to have a specified portion of his or her Compensation contributed under the Plan as Elective Deferral Contributions and/or Employee Contributions commencing with the Entry Date on which such individual becomes a Participant or any Entry Date thereafter.

     Section 3.2 (a) A Participant who incurs a Break in Service shall again become a Participant on the date on which he or she subsequently becomes an Employee.

     (b) If an Employee had not satisfied the service requirement of Section 3.1 before incurring a Break in Service which began before 1985 or before incurring five consecutive one-year Breaks in Service the first of which began after 1984, his or her subsequent eligibility hereunder shall be determined in accordance with the provisions of Section 3.1, but without regard to any period of Employment Status before the Break in Service.

     Section 3.3 For purposes of this Article, a Leave of Absence under Article 15 shall be treated as a period of Employment Status.

     Section 3.4 Employment by a foreign subsidiary of The Stanley Works shall be treated as employment by the Company, provided that the Company has entered into an agreement to provide Social Security coverage for the United States citizens employed by such subsidiary. If such agreement is terminated, the individuals covered by the agreement shall no longer be deemed to be Employees of the Company.

     Section 3.5 For purposes of satisfying the service requirement in Section 3.1, an Employee shall receive credit for:

     (a) any employment with The Stanley Works and any other member of the Affiliated Group during the period it is a member of the Affiliated Group;


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



     (b) except as otherwise provided in a Plan Specification Schedule, the period of employment with a predecessor employer preceding the Company's acquisition of the business conducted by such employer, whether through the purchase by the Company of all of the outstanding stock of such employer or of all or substantially all of the assets used by such employer in a trade or business; and

     (c) any period during which such individual performed services as a Leased Employee or during which he or she would have been a Leased Employee but for failure to satisfy the requirements of paragraph (a)(ii) of the definition of Leased Employee in Article 2.

     Section 3.6 Anything herein to the contrary notwithstanding, an Employee who is compensated by the Company on an hourly basis at its National Hand Tools division is not eligible to have Elective Deferral or Employee Contributions made on his or her behalf or to receive Matching Allocations.


                                 A R T I C L E 4

           Elective Deferral Contributions and Employee Contributions


     Section 4.1 The Elective Deferral Contributions and Employee Contributions provided for in this Article shall be subject to the provisions of Articles 6 and 25.

     Section 4.2 (a) Subject to subsection (c), each Employee who is a Participant under the terms of Section 3.1 may elect to have Elective Deferral Contributions deducted from Compensation in such amount as he or she may determine, specified in increments of 1%.

     (b) Subject to subsection (c), each Employee who is eligible to become a Participant under the terms of Section 3.1 and who is not a Highly Compensated Employee may elect to have Employee Contributions deducted from Compensation in such amount as he or she may determine, specified in increments of 1%.

     (c) The total of a Participant's Elective Deferral Contributions and Employee Contributions for a Plan Year shall not exceed 15% of such individual's Compensation; provided, however, that prior to the beginning of a Plan Year the Plan Administrator may, in order to ensure that the requirements of Section 6.3 will be satisfied for such Plan Year, limit the Elective Deferral Contributions of the group of Participants who are Highly Compensated Employees to a lesser percentage of Compensation and shall communicate such percentage to such group of Participants.

     Section 4.3 All Elective Deferral Contributions and Employee Contributions described in Section 4.2 shall be made by means of payroll deductions. All Elective Deferral Contributions and Employee Contributions shall be paid to the Trustee not later than the fifteenth business day of the


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



month following the month in which such contributions are withheld. The amount of the Elective Deferral Contributions and Employee Contributions credited each month to the Choice Account shall equal the amount of such contributions elected to be made by the Participant for that month pursuant to Sections 4.2(a) and
(b).

     Section 4.4 A Participant may at any time, by direction to the Plan Administrator, suspend all of the Elective Deferral Contributions and Employee Contributions being credited to his or her Choice Account. A Participant electing to suspend contributions shall have the right to resume contributions as of the first day of any calendar quarter. A Participant may direct the Plan Administrator to change the percentage of his or her Elective Deferral Contributions and/or Employee Contributions, designated in 1% increments, as of the first payroll period in the month following the date on which such direction is received by the Plan Administrator.

     Section 4.5 (a) The aggregate amount of a Participant's Elective Deferral Contributions for a calendar year after 1986 and any other elective deferrals within the meaning of Code Section 402(g)(3) made on his or her behalf for such year shall not exceed $7,000, as adjusted under Section 402(g)(5) of the Code. For purposes of this section, the term "excess elective deferrals" means elective deferrals in excess of the limitation set forth in the preceding sentence.

     (b) If the limitation set forth in subsection (a) is exceeded for any calendar year by reason of a Participant's Elective Deferral Contributions hereunder and elective deferrals made under any other plan maintained by a member of the Affiliated Group, the Company shall notify the Plan Administrator of the amount of such Participant's excess elective deferrals attributable to this Plan. Such amount shall be distributed to the Participant on or before April 15th of the calendar year following the calendar year in which such elective deferrals were made. The amount so distributed shall include earnings or losses on the excess elective deferrals attributable to this Plan, computed under subsection (f).

     (c) If a Participant's Elective Deferral Contributions and elective deferrals made under a plan maintained by an employer other than a member of the Affiliated Group exceed the amount described in subsection (a), the Participant may notify the Plan Administrator of the amount of the excess elective deferrals made under this Plan and each other plan maintained by a member of the Affiliated Group. Any notification under this subsection must be made no later than March 1st of the calendar year following the calendar year in which such excess elective deferrals were made. Upon receipt of such notification, the Plan Administrator shall direct the Trustee to distribute to such Participant the portion of such excess elective deferrals attributable to this Plan no later than the April 15th next following receipt of such notification. The amount so distributed shall include earnings or losses on the excess elective deferrals attributable to this Plan, computed under subsection (f).

     (d) For purposes of calculating a Participant's excess elective deferrals, Elective Deferral Contributions previously distributed under Article 6 with respect to the Participant for the calendar year in which such contributions were made shall not be taken into account. In no event shall the amount of excess elective deferrals distributed under this section with respect to a calendar year exceed the amount of Elective Deferral Contributions made to the Plan in such year.

     (e) Excess elective deferrals may be distributed during the calendar year in which such contributions were made or during the following calendar year, but in no event later than April 15th of such following calendar year. If a distribution is to be made in the calendar year in which the excess elective deferrals were made:

          (i) the Participant and the Plan must designate the distribution as a distribution of excess elective deferrals, and

          (ii) the distribution must be made after the date on which the Plan received the excess elective deferrals.

     (f) The earnings or losses to be distributed under subsection (b) or (c) shall be determined by the Plan Administrator in accordance with Section 9.1 for the calendar year in which the excess elective deferrals were made and for the period between the end of such calendar year and the date on which such contributions are distributed.


                                 A R T I C L E 5

                  Matching and Cornerstone Account Allocations


     Section 5.1 Matching Allocations provided for in Section 5.2 shall be subject to the provisions of Articles 6 and 25. The allocations to the Cornerstone Account provided for in Section 5.3 shall be subject to the provisions of Article 25.

     Section 5.2 (a) A Participant's Choice Account shall automatically be credited with monthly Matching Allocations equal to 50% of the Participant's Elective Deferral Contributions for the month credited to his or her Choice Account not to exceed a Matching Allocation on such Elective Deferral Contributions of 3-1/2% of the Participant's monthly Compensation.

     (b) Notwithstanding the vesting provisions of Section 13.2, as of the last day of each Plan Year any portion of the Matching Allocations made for such Plan Year under subsection (a) that is attributable to Elective Deferral Contributions distributed under Section 4.5(b) or (c) or under Section 6.7(a) shall be forfeited and applied in accordance with Section 13.4(b).

     Section 5.3 (a) As of the last day of each Plan Year ending on or after December 31, 1998, an amount shall be allocated to the Cornerstone Account of each individual described in subsection (b). Subject to subsection (c ), the amount to be allocated to an eligible individual's Cornerstone Account for a Plan Year shall be a percentage of his or her Compensation for the Plan

Year based on the individual's age on December 31 of the Plan Year, in accordance with the following table:


   Participant's Age on                 1998                Each Plan Year
December 31 of the Plan Year          Plan Year               After 1998
-----------------------------------------------------------------------------
     Less than 40                     2% of Compensation   3% of Compensation
     40-54                            4% of Compensation   5% of Compensation
     55 or over                       7% of Compensation   9% of Compensation

     (b) (i) As of the last day of each calendar quarter, a notional Cornerstone Account credit for such quarter shall be determined under this Section 5.3 for each Participant, other than a Participant who is covered by a collective bargaining agreement with the Company or is in a classification of employees eligible to participate in the Pension Plan for Hourly Paid Employees of The Stanley Works, who satisfies the requirement of paragraph
     (ii).

          (ii) An individual described in paragraph (i) shall be entitled to a notional Cornerstone Account credit for a calendar quarter only if such individual has Employment Status on the last day of such calendar quarter.

     (c) The amount of an eligible individual's Cornerstone Account allocation for a Plan Year shall be determined in quarterly credits, based on the applicable percentage of Compensation paid during each calendar quarter, except that the credit for the calendar quarter ending March 31, 1998, shall be based on an individual's Compensation paid during the period from February 1, 1998 through March 31, 1998. The sum of the individual's quarterly credits for a Plan Year shall be allocated to such individual's Cornerstone Account as of the last day of such Plan Year or, if earlier, as of the last day of the calendar quarter coinciding with or next preceding the date on which an individual described in subsection (b) ceases to have Employment Status during such Plan Year.

     Section 5.4 Matching Allocations and allocations to the Cornerstone Accounts shall be made in shares of Stanley Stock from Stanley Stock released from the Suspense Account pursuant to Section 18.4(c) and contributions deposited in the Plan that are not used to make payments under an Exempt Loan, to the extent that such allocations are not made from amounts forfeited under
Section 13.4.

                                 A R T I C L E 6

                  Contribution and Allocation Percentage Tests


     Section 6.1 For purposes of this Article, the following terms shall have the meanings set forth below:

     (a) (i) "Actual contribution ratio" means a fraction, the numerator of which is a Participant's Employee Contributions and Matching Allocations, and the denominator of which is the Participant's compensation for the Plan Year. To the extent taken into account to satisfy the tests set forth in
     Section 6.2, elective contributions meeting the requirements of Section 6.5(a) shall be included in the numerator of such fraction. Matching Allocations that are forfeited under Section 5.2(b) or 6.7(a) shall not be included in the numerator of such fraction. An actual contribution ratio shall be determined separately for each Participant for each Plan Year. Such ratio shall be expressed as a percentage and shall be calculated to the nearest one-hundredth of a percent.

          (ii) In addition to amounts described in paragraph (i), the actual contribution ratio of a Highly Compensated Employee shall include employee contributions and employer matching contributions made by or on behalf of such individual under all ESOPs maintained by the Affiliated Group (to the extent such contributions have not been corrected in accordance with
     Section 1.401(m)-1(e) of the Regulations). If this Plan and one or more other ESOPs are treated as a single plan for purposes of satisfying Section 410(b) of the Code, amounts described in paragraph (i) shall be aggregated with employee contributions and employer matching contributions under all such other ESOPs to determine an actual contribution ratio for each participant in this Plan and each such other plan, and such actual contribution ratios shall be used to determine the actual contribution percentages for this Plan.

     (b) (i) "Actual contribution percentage" means the average of all actual contribution ratios determined separately for all Participants in the group of Highly Compensated Employees and in the group consisting of all other Participants, including in the case of each such group participants in other plans who are required to be taken into account by reason of the last sentence of subsection (a)(ii). For purposes of calculating actual contribution percentages under this subsection, the term "Participant" or "participant" shall include an individual who is an eligible employee under any plan taken into account in such calculation.

          (ii) For purposes of paragraph (i), the following shall apply: (A) if the plan benefits employees who are included in a unit of employees covered by a collective bargaining agreement with the Company and employees who are not included in such a collective bargaining unit, the eligible employees included in the group of employees covered by a collective bargaining agreement and in the group consisting of all other participants shall be determined separately for each such group and (B) an actual contribution percentage shall be determined for each such separate group of eligible employees.

     (c) (i) "Actual deferral ratio" means a fraction, the numerator of which is a Participant's Elective Deferral Contributions and the denominator of which is the Participant's compensation for the Plan Year. To the extent they are treated as employer matching contributions and taken into account to satisfy the tests set forth in Section 6.2, Elective Deferral Contributions shall not be included in the numerator of such fraction. An actual deferral ratio shall be determined separately for each Participant for each Plan Year. Such ratio shall be expressed as a percentage and shall be calculated to the nearest one-hundredth of a percent.

          (ii) In addition to amounts described in paragraph (i), the actual deferral ratio of a Highly Compensated Employee shall include elective contributions made on behalf of such individual under all ESOPs maintained by a member of the Affiliated Group (to the extent such contributions have not been corrected in accordance with Section 1.401(k)-1(f) of the Regulations). If this Plan and one or more other ESOPs are treated as a single plan for purposes of satisfying Section 410(b) of the Code, Elective Deferral Contributions and elective contributions under all such other plans shall be aggregated to determine an actual deferral ratio for each participant in this Plan and each such other plan, and such actual deferral ratios shall be used to determine the actual deferral percentages for this Plan.

          (iii) In the case of a Highly Compensated Employee, Elective Deferral Contributions in excess of the limitation set forth in Section 4.5(a) shall be included in the numerator of the fraction described in paragraph (i), whether or not distributed under Section 4.5. In the case of a Participant other than a Highly Compensated Employee, contributions in excess of such limitation shall not be included in such numerator to the extent made under a plan or plans maintained by a member of the Affiliated Group.

     (d) (i) "Actual deferral percentage" means the average of all actual deferral ratios determined separately for all Participants in the group of Highly Compensated Employees and in the group consisting of all other Participants, including in the case of each such group participants in other plans who are required to be taken into account by reason of the last sentence of subsection (c)(ii). For purposes of calculating actual deferral percentages under this subsection, the term 'Participant' or 'participant' shall include an individual who is an eligible employee under any plan taken into account in such calculation.

          (ii) For purposes of paragraph (i), the following shall apply: (A) if the plan benefits employees who are included in a unit of employees covered by a collective bargaining agreement with the Company and employees who are not included in such a collective bargaining unit, the eligible employees included in the group of employees covered by a collective bargaining agreement and in the group consisting of all other participants shall be determined separately for each such group and (B) an actual deferral percentage shall be determined for each such separate group of eligible employees.

     (e) "Compensation" means, for purposes of determining a Participant's actual contribution ratio or actual deferral ratio, the Participant's earnings, as defined in Section 25.1(b), for the portion of the Plan Year in which he or she is an eligible employee.

     (f) "Elective contributions" means Elective Deferral Contributions made under Section 4.2(a) (other than Elective Deferral Contributions distributed under Section 25.6(c)) and any other contributions made to an ESOP maintained by a member of the Affiliated Group as a result of a Participant's election pursuant to an arrangement under such a plan under which the Participant may elect to have the employer contribute an amount to such plan or to receive an amount in cash or in the form of some other taxable benefit.

     (g) "Eligible employee" means an employee who is eligible to make employee contributions or to receive an allocation of employer matching contributions or to have elective contributions made on his or her behalf under any ESOP maintained by a member of the Affiliated Group, including an employee who is suspended from participation in, or ineligible by reason of Code Section 415 to receive additional annual additions under, any such plan.

     (h) "Employee contributions" means Employee Contributions made by a Participant under Sections 4.2(b) and any contributions under an ESOP maintained by a member of the Affiliated Group that are designated or treated at the time of deferral or contribution as after-tax employee contributions and are accounted for separately.

     (i) "Employer matching contributions" means Matching Allocations made on behalf of a Participant and any employer contributions made under an ESOP maintained by a member of the Affiliated Group on account of an employee contribution or elective contribution made under such plan, and any forfeiture allocated on the basis of employee contributions, employer matching contributions or elective contributions, except for employer contributions under any such plan that are treated as elective contributions for purposes of Code
Section 401(k)(3).

     (j) "Excess contribution" means the amount of contributions made during a Plan Year by or on behalf of a Highly Compensated Employee in excess of the amount of contributions permitted with respect to such individual taking into account any reduction in the actual contribution ratio or the actual deferral ratio required by Section 6.6(b) or 6.4(d).

     (k) "Relevant actual contribution percentage" means the actual contribution percentage of the group of Participants who are not Highly Compensated Employees.

     (l) "Relevant actual deferral percentage" means the actual deferral percentage of the group of Participants who are not Highly Compensated Employees.

     (m) "ESOP" means a qualified retirement plan, or the portion of such a plan, that is an employee stock ownership plan within the meaning of Code
Section 4975(e) or a tax credit employee ownership plan within the meaning of Code Section 409(a).

     Section 6.2 Subject to Section 6.8(a), the actual contribution percentages determined in Section 6.1(b) must satisfy one of the following tests for each Plan Year:

     (a) The actual contribution percentage of Highly Compensated Employees for the Plan Year does not exceed the actual contribution percentage of all other Participants for the prior Plan Year multiplied by 1.25, or

     (b) The actual contribution percentage of Highly Compensated Employees for the Plan Year does not exceed twice the actual contribution percentage of all other Participants for the prior Plan Year and the actual contribution percentage of Highly Compensated Employees is not more than 2 percentage points higher than the actual contribution percentage of all other Participants.

     Section 6.3 The actual deferral percentages determined in Section 6.1(d) must satisfy one of the following tests for each Plan Year:

     (a) The actual deferral percentage of Highly Compensated Employees for the Plan Year does not exceed the actual deferral percentage of all other Participants for the prior Plan Year multiplied by 1.25, or

     (b) The actual deferral percentage of Highly Compensated Employees for the Plan Year does not exceed twice the actual deferral percentage of all other Participants for the prior Plan Year and the actual deferral percentage of Highly Compensated Employees is not more than 2 percentage points higher than the actual deferral percentage of all other Participants.

     Section 6.4 (a) This section applies if the Plan satisfies the tests of Sections 6.2 and 6.3 for a particular Plan Year only by satisfying the tests set forth in Sections 6.2(b) and 6.3(b) respectively.

     (b) If this Section 6.4 applies, the sum of the actual deferral percentage and the actual contribution percentage of the Highly Compensated Employees, determined in accordance with subsection (c), must not exceed the greater of:

          (i) the sum of:

               (A)  125%  of  the  greater  of  the  relevant   actual  deferral
          percentage or the relevant actual contribution percentage, and

               (B) the lesser of such  percentages  increased by two  percentage
          points,   but  in  no  event  more  than  twice  the  lesser  of  such percentages; or

          (ii) the sum of:

               (A) 125% of the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage, and

               (B) the greater of such percentages increased by two percentage points, but in no event more than twice the greater of such percentages.

     (c) For purposes of subsection (b), the actual deferral percentage and the actual contribution percentage of the Highly Compensated Employees shall be determined after any corrective distribution has been made under Section 6.7 and after any contributions meeting the requirements of Section 6.5 have been taken into account.

     (d) If the requirements of subsection (b) are not satisfied, the Plan Administrator shall, in accordance with Section 6.6(b), reduce the actual contribution percentage of the Highly Compensated Employees who are eligible to receive or make both elective contributions and employee contributions or employer matching contributions until such requirements are satisfied, and shall dispose of the excess contributions resulting from such reduction in accordance with Section 6.7.

     Section 6.5 (a) For purposes of satisfying the tests of Section 6.2, elective contributions may be treated as employer matching contributions, subject to the following rules:

          (i) Elective contributions, including those treated as employer matching contributions under this subsection, must satisfy the tests of
     Section 6.3.

          (ii) Elective contributions may be treated as employer matching contributions under this subsection for a Plan Year only if they are allocated as of a date within such Plan Year, are paid to the applicable trust no later than 12 months after the end of such Plan Year and relate to compensation that, but for an election to defer, would have been received no later than 2-1/2 months after the end of such Plan Year.

          (iii) Elective contributions made to another plan may be treated as employer matching contributions under this subsection only if such other plan and this Plan could be treated as a single plan for purposes of Code
     Section 410(b).

     (b)  The  Plan  Administrator   shall  maintain  records   identifying  the
contributions used to satisfy the tests of Sections 6.2 and 6.3.

     Section 6.6 (a) The Plan Administrator shall determine the actual deferral percentages and the actual contribution percentages for each Plan Year. In determining such percentages, contributions meeting the requirements of Section
6.5 shall be taken into account as provided therein. The Plan Administrator shall first determine the actual deferral percentages for the Plan Year, and, if required, reduce such percentages under subsection (b) to comply with Section
6.3. The Plan

Administrator shall then determine the actual contribution percentages, and, if required, reduce such percentages under subsection (b) to comply with Section
6.2. The Plan Administrator shall then determine whether Section 6.4 applies, and, if so, shall take such action as may be necessary to satisfy its requirements in the manner set forth in such section. Excess contributions created by the reductions required by subsection (b), together with the earnings or losses thereon computed under subsection (c), shall be disposed of in the manner set forth in Section 6.7.

     (b) If the actual contribution percentage or the actual deferral percentage of the Highly Compensated Employees exceeds the limits set forth in Section 6.2 or 6.3 respectively, the Plan Administrator shall reduce such actual contribution percentage or such actual deferral percentage, as the case may be, to the extent necessary to comply with Section 6.2 or 6.3. Such reduction shall be effected by reducing the actual contribution ratio or the actual deferral ratio, as the case may be, of each Highly Compensated Employee, beginning with the Highly Compensated Employee with the highest dollar amount of contributions, and continuing in descending order, until the actual contribution percentage or the actual deferral percentage complies with Section 6.2 or 6.3. The amount of such reduction with respect to any Highly Compensated Employee shall be the lesser of the amount required to cause the applicable percentage to satisfy
Section 6.2 or 6.3, or the amount required to cause the contributions by or on behalf of such Highly Compensated Employee to equal the contributions by or on behalf of the Highly Compensated Employee with the next highest dollar amount of contributions. If two or more Highly Compensated Employees have identical contributions, whether before or as a result of the reductions required by this subsection, the contributions by or on behalf of each such Highly Compensated Employee shall be reduced equally.

     (c) (i) Earnings or losses attributable to an excess contribution shall be the amount determined under paragraph (ii) or (iii), as appropriate.

         (ii) With respect to an excess contribution attributable to contributions in excess of the limits of Section 6.3, the Plan Administrator shall determine the earnings or losses for the Plan Year in which such contribution was made, and for the period between the end of such Plan Year and the date on which such contribution is distributed, in accordance with Section 9.1.

         (iii) With respect to an excess contribution attributable to contributions in excess of the limits of Section 6.2, the Plan Administrator shall determine the earnings or losses for the Plan Year in which such contribution was made, and for the period between the end of such Plan Year and the date on which such contribution is distributed, in accordance with Section 9.1.

     Section 6.7 (a) (i) An excess contribution determined under Section 6.6(b) shall be distributed to the Participant by or on whose behalf such contribution was made after the end of the Plan Year in which such excess contribution was made but no later than the end of the Plan Year following such Plan Year. The amount so distributed shall include earnings or losses on such excess contribution, computed under Section 6.6(c).

          (ii) The amount of an excess contribution attributable to Elective Deferral Contributions to be distributed under this subsection for a Plan Year with respect to any Participant shall be reduced by any excess elective contributions previously distributed to such Participant under
     Section 4.5 for the calendar year ending with or within such Plan Year.

          (iii) Excess contributions attributable to employee contributions or employer matching contributions shall be distributed in the following order:

               (A) from Employee Contributions; and

               (B) from vested employer matching contributions.

          (iv) If vested employer matching contributions are distributed under this subsection and there are nonvested employer matching contributions that were made for the same Plan Year, there shall be forfeited a portion of such nonvested employer matching contributions. The amount of employer matching contributions to be forfeited and the amount to be distributed shall be in the same proportion as the Participant's vested and nonvested interests in all employer matching contributions. There shall be forfeited with employer matching contributions forfeited under this subsection the earnings or losses allocable thereto, computed under Section 6.6(c).

     (b) In the case of a Participant whose actual contribution ratio or actual deferral ratio has been determined by taking into account contributions made to another qualified retirement plan, the amount to be distributed under subsection
(a) by this Plan for any Plan Year shall be coordinated with such other plans, but shall not exceed the amount of contributions made by or on behalf of such Participant to this Plan for such Plan Year.

     (c) If the Trustee fails to distribute an excess contribution within 2-1/2 months after the end of the Plan Year in which such excess contribution was made, the Company may be subject to a 10% excise tax with respect to such excess contribution.

     Section 6.8 (a) The actual contribution percentages of the group of eligible employees who are in a unit of employees covered by a collective bargaining agreement with the Company shall be deemed to satisfy the tests in
Section 6.2 for all Plan Years.

     (b) The actual deferral percentages of the group of eligible employees who are in a unit of employees covered by a collective bargaining agreement with the Company shall be deemed to satisfy the tests in Section 6.3 for all Plan Years before 1993.

                                 A R T I C L E 7

                   Direct Rollovers and Rollover Contributions


     Section 7.1 For purposes of this Article, the following terms shall have the meanings set forth below:

     (a) "Direct rollover" means (i) in the case of an eligible rollover distribution under this Plan, a payment to a single eligible retirement plan specified by a distributee, and (ii) in the case of an eligible rollover distribution under another qualified plan, a payment made by such plan to the Trustee.

     (b) "Distributee" means an employee or former employee; the surviving spouse of an employee or former employee; and the spouse or former spouse of an employee or former employee who is the Alternate Payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

     (c) "Eligible retirement plan" means an individual retirement account or annuity described in Section 408 of the Code, an annuity plan described in
Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code that will accept a distributee's eligible rollover distribution. Notwithstanding the foregoing, in the case of an eligible rollover distribution made to the surviving spouse of a Participant, an eligible retirement plan means only an individual retirement account or annuity.

     (d) "Eligible rollover distribution" means the distribution under the Plan, or, in the case of a payment described in Section 7.1(a)(ii) under another qualified plan, of all or a portion of the balance to the credit of a distributee, other than: one or more distributions to be made during a taxable year of the distributee which in the aggregate are reasonably expected to be less than $200; a distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the distributee or the joint lives or joint life expectancy of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; payments under an annuity contract made in or after the year in which the employee attains (or would, if living, have attained) age 70-1/2; the portion of any distribution that is required to be made under
Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (other than by reason of the exclusion for net unrealized appreciation of employer securities).

     Section 7.2 (a) Under such rules and procedures as the Plan Administrator may establish, and subject to subsection (b), any Employee may contribute the following amounts to this Plan:

          (i) All or a portion of the money or property distributed before 1993 from another qualified plan in a lump sum distribution (within the meaning of Code Section 402(e)(4)(A) as then in effect, determined without reference to subparagraphs (B) and (H) of Section 402(e)(4)), which has become payable to a participant in such plan (A) after attaining age 59-1/2; (B) as a result of his or her severance from service as a common-law employee of the employer maintaining such plan; or (C) after becoming disabled, provided the individual was self-employed with respect to such employer;

          (ii) All or a portion of the money or property distributed before 1993 from another qualified plan on account of the termination of such plan, or in the case of a profit sharing or stock bonus plan, a complete discontinuance of contributions under such plan;

          (iii) All or a portion of the money or property distributed after 1992 in an eligible rollover distribution, as defined in Section 7.1(d);

          (iv) All or a portion of the money or property received as a total distribution from an individual retirement account or an individual retirement annuity which contains only amounts described in paragraph (i) or (ii); and

          (v) All or a portion of the money or property received as a distribution from an individual retirement account or annuity which contains only amounts described in paragraph (iii).

     (b) For purposes of subsection (a)(i) and (ii), money or property contributed to this Plan must be derived from a plan distribution which constitutes payment within one taxable year of the recipient's entire balance under the plan. Contributions made under subsection (a) may not include amounts contributed on an after-tax basis by the employee to the plan from which the distribution was received, or amounts received from a qualified retirement plan in a distribution attributable to the death of the employee's spouse. The amount of any contribution under subsection (a) which includes proceeds from the sale of property received in a plan distribution may not be greater than the fair market value of the property at the time of sale. Contributions made under subsection (a) must be received by the Trustee on or before the 60th day after the day on which the individual received the distribution.

     Section 7.3 Under such rules and procedures as the Plan Administrator may establish, any individual employed by the Company may make a direct rollover, as defined in Section 7.1(a)(ii), to this Plan of an eligible rollover distribution, as defined in Section 7.1(d), made after 1992.

     Section 7.4 Before accepting any rollover contribution or direct rollover, the Plan Administrator shall determine to its satisfaction that such contribution or rollover does not contain amounts from sources other than those permitted by Section 7.1 or 7.2.

     Section 7.5 In the case of a distribution or withdrawal made under this Plan, notwithstanding any other provision of the Plan, a distributee may elect, in accordance with procedures established by the Plan Administrator, that all or a portion of an eligible rollover distribution to be made to the distributee shall instead be distributed in a direct rollover. If a portion but not all of an eligible rollover distribution is to be distributed in a direct rollover, such portion may not be less than $500. In the case of an eligible rollover distribution not exceeding $500, any direct rollover must consist of the entire amount of the eligible rollover distribution.

     Section 7.6 A Participant shall at all times be 100% vested in the value of his or her Choice Account attributable to amounts rolled over to this Plan by or on behalf of such individual.

     Section 7.7 The Plan Administrator shall establish uniform procedures permitting the direct transfer (other than a direct rollover) by the Trustee of a Participant's Choice Account to another plan qualified under Section 401(a) or 403(a) of the Code. No transfer shall be made under this Section unless the requirements of Sections 411(d)(6) and 414(l) of the Code are satisfied.


                                 A R T I C L E 8

                    Investment of Accounts and Voting Rights


     Section 8.1 A Participant's Accounts shall be invested as follows:

     (a) (i) Except as otherwise provided in paragraph (ii), a Participant's Choice Account shall be invested in shares of Stanley Stock to the extent such shares are not reinvested in another investment vehicle in accordance with an election made by the Participant pursuant to Section 26.3(b).

         (ii) The amount in an individual's Choice Account attributable to Elective Deferral Contributions, Employee Contributions and amounts rolled over or contributed to this Plan in accordance with Article 7, that are credited to such account as of a date after June 30, 1998, shall be invested at the direction of the individual as provided in Section 8.2.

     (b) The amounts allocated to a Participant's Cornerstone Account shall be invested by an investment manager appointed by the Company pursuant to Section 8.5.

     (c) The amounts allocated to a Participant's Auxiliary Account shall be invested as provided in Article 28.

     Section 8.2 (a) Subject to the provisions of Article 27 governing investment directions by an Officer, a Participant may, by means of instructions to the Plan Administrator, specify in even multiples of 10%, the portion of his or her Choice Account attributable to amounts described in

Section 8.1(a)(ii) that is to be invested in any investment vehicle available under the Plan, including an investment vehicle consisting of shares of Stanley Stock. The Plan Administrator shall have sole discretion to determine the investment vehicles, in addition to Stanley Stock, available under the Plan. Upon receipt of a Participant's instructions, the Plan Administrator shall direct the Trustee and any investment manager appointed under the Trust Agreement to make the investment therein specified. A Participant's investment instructions shall remain in effect until receipt by the Trustee and any investment manager from the Plan Administrator of a further direction changing or revoking the direction then in effect with respect to such Participant. To the extent a Participant does not direct the investment of the relevant portion of his or her Choice Account, either by failing to provide instructions to the Plan Administrator or by revoking any such instructions then in effect, such portion shall be invested in Stanley Stock.

     (b) The Plan Administrator is the fiduciary designated under the Plan for receiving any investment instructions from individuals and, upon the request of any individual who has provided an investment instruction under this section, shall provide a written confirmation of the investment instruction to such individual. The Plan Administrator may from time to time establish rules and procedures for the proper administration of the investment options available under the Plan and for the direction of investments under this section.

     (c) The Plan Administrator shall not be required to comply with any investment instruction if, in its opinion, compliance (i) would result in a prohibited  transaction  (as defined in Section  406 of the Act or Code  Section
4975), (ii) would result in income taxable to the Plan, (iii) would jeopardize the Plan's tax qualified status under the Code, (iv) could result in a loss greater than the value of the individual's Accounts, or (v) would result, directly or indirectly, in a transaction described in Section 2550.404(c)-1(d)(2)(ii)(E) of the Department of Labor regulations.

     Section 8.3 (a) Each Participant shall have the right to direct the Trustee in writing as to the manner in which the number of shares of Stanley Stock held by the Trustee which has been allocated to the Participant's Accounts is to be voted at each meeting of the shareholders of the Company and the Trustee shall vote such shares in accordance with such directions. The Company shall notify each Participant of his or her rights under this section and distribute to him such information as the Company distributes to its shareholders pertaining to the exercise of such voting rights within a reasonable time before the time of exercise of such rights. To the extent the Trustee does not receive timely instructions with respect to voting such allocated Stanley Stock, the Trustee shall not vote such Stanley Stock. Shares of Stanley Stock held by the Trustee which have not been allocated to the Accounts of any Participant shall be voted by the Trustee in the same proportion as the allocated shares of Stanley Stock as to which the Trustee receives instructions are voted.

     (b) Each Participant shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to the number of shares of Stanley Stock allocated to the Participant's Accounts and the Trustee shall respond in accordance with such direction. The Company shall promptly distribute to each Participant such information as is distributed to shareholders of the Company in connection with such tender or exchange offer. Any allocated shares with respect to which the Trustee has not received timely instructions shall not be tendered or exchanged. Shares of Stanley Stock held by the Trustee which have not been allocated to the Accounts of any Participant shall be tendered or exchanged by the Trustee in the same proportion as the allocated shares of Stanley Stock as to which the Trustee receives instructions are tendered or exchanged.

     (c) The instructions received by the Trustee in accordance with subsections
(a) and (b) of this Section 8.3 shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company.

     Section 8.4 For purposes of this Article, the term "Participant" includes a Terminated Participant, a Retired Participant, a Disabled Participant, and the Beneficiary or Alternate Payee of any of the foregoing.

     Section 8.5 The Company may appoint one or more investment managers within the meaning of Section 3(38) of ERISA ("investment manager") to manage, acquire or dispose of all or any portion of the Trust Fund. The Company may enter into such agreements setting forth the terms and conditions of any such appointment as it deems appropriate. The Company shall retain the right to remove and discharge any investment manager. The compensation of such investment manager shall be an expense payable in accordance with Section 17.9. The Company shall furnish to the Trustee written notice of the appointment of any investment manager, which shall include a written acknowledgment by such investment manager that it is:

     (a) a fiduciary with respect to the Plan within the meaning of Section 3(21)(A) of ERISA,

     (b) bonded as required by ERISA, and

     (c) either (i) registered as an investment adviser under the Investment Advisers Act of 1940, as amended, (ii) a bank as defined in said act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

Each such investment manager shall have the authority to exercise all of the powers of the Trustee under the Trustee Agreement with respect to the assets under its control but only to the extent that such powers relate to the investment of such assets.

     Section 8.6 Anything herein to the contrary notwithstanding, up to 100% of the assets of the Trust Fund may be invested in Stanley Stock. Moreover, at least 51% of the assets of the Trust Fund must, at all times, be invested in Stanley Stock.

                                 A R T I C L E 9

                      Allocation of Net Earnings and Losses


     Section 9.1 Within a reasonable time after the end of each month, the Trustee shall notify the Plan Administrator of the amount of net earnings or losses of the Trust Fund for the month. "Net earnings or losses" means gross earnings less all expenses (unless paid by the Company under Section 17.9) and taxes, and shall include any increases or decreases in the market value of the investments during the month. Payments of principal and interest on a loan made to a Participant under Article 11 shall be credited to the Participant's Choice Account. Net earnings or losses shall be credited to a Participant's Accounts with respect to the investments attributable to the Accounts. Anything herein to the contrary notwithstanding, the investment earnings or losses allocated to a Participant's Cornerstone Account as of a Valuation Date shall be determined without regard to any amounts credited to the Cornerstone Account under Section
5.3 as of a date subsequent to the preceding December 31. For purposes of this section, the term "Participant" shall include Retired Participants, Disabled Participants, Terminated Participants and the Beneficiary or Alternate Payee of any of the foregoing.

     Section 9.2 The Plan Administrator shall periodically, but not less frequently than once each Plan Year, notify each Participant of the amount of net earnings or losses credited to or charged against his or her Accounts, the amount of annual contributions allocated to such Accounts and the total value of such Accounts.


                                A R T I C L E 10

                             Participant Withdrawals


     Section 10.1 (a) Subject to subsection (b) and to Article 27, upon submission of proof to the satisfaction of the Plan Administrator of an immediate and heavy financial need, a Participant may withdraw all or a portion of the vested balance in his or her Choice Account (other than the amount attributable to the Net Contributory Pension Benefit) provided the withdrawal is necessary to relieve any of the following expenses:

          (i) expenses for medical care described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse or an individual claimed as a dependent by the Participant for federal income tax purposes, including a withdrawal that is necessary to enable any such individual to obtain such medical care;

          (ii) payment of tuition, related educational fees and room and board for up to the next twelve months of post-secondary education for the Participant or other individual described in paragraph (i);

          (iii) costs, other than mortgage payments, directly related to the purchase of a principal residence for the Participant; or

          (iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

     (b) The amount of a hardship withdrawal may not exceed the sum of the amount required to meet the applicable expense described in subsection (a) and any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. A hardship withdrawal may be made to the extent the financial need cannot be relieved from other resources that are reasonably available to the Participant. In determining the amount necessary to meet the Participant's financial need, unless it has actual knowledge to the contrary, the Plan Administrator may rely on the Participant's written representation that the need cannot reasonably be relieved:

          (i) through reimbursement or compensation by insurance or otherwise;

          (ii) by reasonable liquidation of the Participant's assets (including assets of his or her spouse and minor children that are reasonably available to the Participant);

          (iii) by cessation of Elective Deferral Contributions or Employee Contributions; or

          (iv) by other withdrawals, distributions or nontaxable loans permitted from this Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms.

For purposes of this subsection, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

     (c) If the Participant is married, the written consent of the Participant's spouse to the withdrawal must be obtained in accordance with the provisions of the Retirement Plan within the 90- day period ending on the date of the withdrawal. The spouse's consent must acknowledge the effect of the withdrawal and must be witnessed by a Plan representative or a notary public. Except for withdrawals for tuition under subsection (a)(ii), a Participant shall not be permitted to submit more than one hardship withdrawal application in any Plan Year.

     (d) Withdrawals shall be made from the vested balance in the Participant's Choice Account in the following order:

          (i)  From  the  amount   attributable   to  the   after-tax   employee
     contribution account transferred on his or her behalf to this Plan from the Retirement Plan as of January 1, 1984;

          (ii) From an amount equal to the lesser of his or her Elective Deferral Contributions or their current value;

          (iii) From the amounts contributed or rolled over to this Plan or transferred in a direct trustee-to-trustee transfer from another qualified plan (other than after-tax employee contributions);

          (iv) From the amount attributable to the funds transferred from another qualified plan other than amounts described in (i) or (iii);

          (v) From the amount attributable to Matching Allocations;

          (vi) From the amount attributable to allocations under Section 18.4(d); and

          (vii)  From  the   amount   attributable   to  his  or  her   Employee
     Contributions.

A Participant shall not be entitled to withdraw any portion of his or her Choice Account attributable to the Net Contributory Pension Benefit.

     Section 10.2 Subject to Article 27, in addition to the withdrawals permitted under Section 10.1, any Participant may withdraw the total amount in his or her Choice Account attributable to the funds described in Section 10.1(d)(i). If the Participant is married, such a withdrawal shall require the written consent of the Participant's spouse in the manner provided by Section 10.1(c).

     Section 10.3 For purposes of a withdrawal under Section 10.1 or 10.2, the Participant's Choice Account shall be valued as of the Valuation Date coinciding with or next following the date on which the Plan Administrator receives the completed withdrawal request and all supporting documentation. Each withdrawal shall be derived on a pro rata basis in proportion to the investment vehicles in which the Choice Account is invested. The Plan Administrator shall promptly notify the Trustee of the total dollar amount to be withdrawn and the respective funds from which it shall be withdrawn. The Plan Administrator shall disburse such amount directly to the Participant in cash as soon as practicable.

                                A R T I C L E 11

                              Loans to Participants


     Section 11.1 (a) For purposes of this Article, the following terms have the meanings set forth below:

          (i)  "Eligible   borrower"   means  a  party  in  interest  who  is  a
     Participant, Retired Participant, Terminated Participant, Disabled Participant, Beneficiary, or Alternate Payee.

          (ii) "Loan administrator" means the Plan Administrator, unless another individual or entity is so designated in writing by the Company.

          (iii) "Party in interest" means:

               (A)  any   fiduciary   (including,   but  not   limited  to,  any
          administrator, officer, trustee or custodian), counsel or employee of the Plan;

               (B) a person providing services to the Plan;

               (C) an employer any of whose employees are covered by the Plan;

               (D) an employee organization any of whose members are covered by the Plan;

               (E) an owner, direct or indirect, of 50% or more of:

                    (1) the  combined  voting  power  of all  classes  of  stock entitled to vote or the total value of shares of all classes of stock of a corporation,

                    (2) the capital interest or the profits interest of a partnership, or

                    (3) the  beneficial  interest  of a trust or  unincorporated enterprise, which is an employer or an employee organization described in subparagraph (C) or (D);

               (F) a spouse, ancestor, lineal descendant or spouse of a lineal descendant of any individual described in subparagraph (A), (B), (C) or (E);

               (G) a corporation, partnership, or trust or estate of which (or in which) 50% or more of:

                    (1) the  combined  voting  power  of all  classes  of  stock entitled to vote or the total value of shares of all classes of stock of such corporation,

                    (2) the capital interest or profits interest of such partnership, or

                    (3) the  beneficial  interest  of such trust or  estate,  is owned directly or indirectly, or held by persons described in subparagraph (A), (B), (C), (D) or (E);

          (H) an employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a 10% or more shareholder directly or indirectly, of a person described in subparagraph (B), (C), (D), (E) or (G); or

          (I) a 10% or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in subparagraph (B), (C),
     (D), (E) or (G).

     (b) Subject to Article 27, loans shall be made available from an eligible borrower's vested Choice Account other than the portion attributable to the Net Contributory Pension Benefit and the portion held for such borrower's Alternate Payee under a qualified domestic relations order. A loan may not be taken from any account other than the Choice Account. An individual may obtain a loan from the Plan if the individual is an eligible borrower when the loan is made and the value of the vested portion of the individual's Choice Account equals or exceeds 200% of the borrowed amount. The value of an eligible borrower's vested interest in the Choice Account shall be determined as of the Valuation Date coinciding with or next following the date on which the loan administrator receives the loan request and any required information. Requests for loans shall be approved or denied, on the basis of the following criteria:

          (i) Loans shall be available to an eligible borrower without regard to race, color, religion, sex, age, national origin or status as a Highly Compensated Employee, officer or shareholder and shall not be unreasonably withheld from any eligible borrower.

          (ii) The Plan shall not make a loan if the loan will result in a failure to invest the Plan's assets prudently.

          (iii) Loans shall be made available to Highly Compensated Employees only if sufficient funds are available for loans to eligible borrowers who are not Highly Compensated Employees.

          (iv) The Plan shall make a loan only if the terms of the loan, including the rate of interest, are not less favorable to the Plan than another investment involving a similar degree of risk.

          (v) If the rate of interest required by Section 11.2(d) exceeds the rate allowed under applicable law, no loans shall be made from the Plan.

          (vi) A loan shall only be made to an applicant who is determined by the loan administrator to be creditworthy, and who satisfies such additional criteria as would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

          (vii) No loan shall be made in an amount less than $1,000 or such other amount as may be established by the loan administrator.

          (viii) A borrower may have only one loan outstanding at any time, except to the extent that more than one loan was transferred to this Plan on behalf of the borrower in a transfer or rollover from another qualified retirement plan. Subject to Section 11.2(g), the entire outstanding balance of a loan may be prepaid in a lump sum at any time after the loan has been in effect for six months. A borrower who prepays or otherwise pays off a loan may not apply for a new loan until at least 90 days have elapsed since the date of repayment of the prior loan.

          (ix) Any administrative fees charged in connection with processing a borrower's loan may, at the discretion of the loan administrator, be assessed against the borrower's Choice Account.

          (x) Each loan shall be derived on a pro rata basis in proportion to the investment vehicles in which the Choice Account is invested. Each loan shall be made in cash and shall be taken from the sources of funds in the borrower's Choice Account in the following order:

               (A) From an amount equal to the lesser of the borrower's Elective Deferral Contributions or their current value;

               (B) From the amount attributable to amounts contributed or rolled over to this Plan or transferred in a direct trustee-to-trustee transfer from another qualified plan (other than after-tax employee contributions);

               (C) From the amount attributable to the funds transferred from another qualified plan other than amounts described in (B) or (G);

               (D) From the amount attributable to Matching Allocations;

               (E) From the amount attributable to allocations under Section 18.4(d);

               (F) From the amount attributable to Employee Contributions; and

               (G) From the amount attributable to the after-tax employee contribution account transferred to this Plan from the Retirement Plan as of January 1, 1984.

     Section 11.2 (a) A loan shall be evidenced by a written promissory note (the 'note') payable to the order of the Trust Fund providing for repayment by means of payroll deductions over a stated term, specified in a whole multiple of six months, commencing on the date of the loan.

     (b) All loans shall be secured by a pledge of the vested portion of the borrower's Choice Account with a value not less than the amount of the loan. Such pledge shall create a first lien on such Choice Account. In no event may the security exceed 50% of the value of the vested portion of the borrower's Choice Account. If the loan administrator determines that the amount pledged is not sufficient to assure full repayment of principal and payment of accrued interest, and to meet the cost of enforcement of the loan in the event of a default, additional security will be required. The additional assets pledged as security must be assets that may be readily foreclosed upon, sold or otherwise disposed of.

     (c) Each loan shall comply with the disclosure requirements of the Truth-in-Lending Act.

     (d) The note shall bear a rate of interest equal to the prime rate as reported in The Wall Street Journal on the first business day of the month preceding the calendar quarter during which the loan is made.

     (e) The note shall provide for the following events of default:

          (i) The death of the borrower;

          (ii) Failure by the borrower to pay the full amount of any payment on the due date;

          (iii) Failure to provide additional security requested by the loan administrator within ten days after such request;

          (iv) The insolvency or bankruptcy of the borrower; the appointment of a receiver, trustee, custodian or similar fiduciary; an assignment for the benefit of creditors; the commencement of any proceeding under any insolvency or bankruptcy laws by or against the borrower and the continuation of such proceeding for more than thirty days; or the making of any offer of settlement, extension or composition by the borrower to the borrower's unsecured creditors;

          (v)  Any  spousal   consent   required  by  Section   11.3(c)  becomes
     ineffective; or

          (vi) Payroll withholding ceases with respect to a loan being repaid by such method.

     (f) An individual who has a loan outstanding at the time he or she is granted an unpaid Leave of Absence may, with the approval of the loan administrator, suspend all payments of principal and interest under the note for a period not to exceed the lesser of 12 months or the period of such unpaid Leave of Absence. Interest on the unpaid principal balance shall continue to accrue during such period at the rate specified in the note; provided, however, that if the Leave of Absence is for a period of qualified military service as defined in Section 15.3, the interest rate charged under the note shall not exceed 6% per year for the period of such military Leave of Absence. All deferred payments on the note must be substantially equal and must be completed no later than the date which is five years from the original date of the note (ten years from such date in the case of a loan described in Section 11.4(a)(ii)(B)); provided that the amount of each deferred loan payment under the note shall not be less than the amount of the original payment under the note.

     (g) (i) Upon the  occurrence of an event of default under  paragraph  (ii),
     (iii), (iv) or (v) of subsection (e), the loan administrator may, in its discretion, declare that all amounts outstanding under the note are immediately due and payable in full without the necessity of further notice. In such event, any payments remaining under the note shall be accelerated and the unpaid principal balance and accrued interest under the note shall be immediately due and payable in a single lump sum. The individual may deliver to the loan administrator a certified check for the entire unpaid principal and accrued interest on or before the last day of the calendar quarter following the calendar quarter in which the borrower's last payment due under the note was made.

          (ii) If the borrower does not make the payment  described in paragraph
     (i) within the time permitted, the borrower shall incur taxable income with respect to the entire unpaid principal balance and accrued interest under the note.

     (h) Upon the occurrence of an event of default (and the expiration of any applicable grace period), the loan administrator or the Trustee may commence legal proceedings against the borrower for all or any portion of the unpaid balance of the note, plus accrued interest. The loan administrator may also foreclose upon any asset pledged as security for the loan, as it deems necessary to protect the Plan, but such action shall not be taken with respect to the Choice Account of the borrower (or portion thereof) pledged as security until the occurrence of a distributable event under the Plan with respect to the Choice Account (or portion). Once such a distributable event has occurred, the loan administrator may foreclose upon the Choice Account (or portion) without presentment, demand, protest, notice of protest or other notice of dishonor of any kind.

     (i) If the proceeds of sale of assets pledged as security for the loan are insufficient to pay all principal, accrued interest and costs and expenses of sale, including reasonable attorneys' fees, the loan administrator shall commence legal proceedings against the borrower to collect the balance unless to do so would not, in the judgment of the loan administrator, be beneficial to the Plan. The proceeds of any sale shall be applied in the following order: to all reasonable costs and expenses of sale; to the payment of the principal balance of the loan and accrued interest; and to the interest of the borrower, either by crediting the borrower's Choice Account in the amount of any surplus or by paying such amount to the borrower.

     Section 11.3 (a) An eligible borrower may apply for a loan in accordance with the procedures established by the loan administrator. The applicant shall specify the amount of the proposed loan in a whole multiple of $100 and shall supply such financial information concerning the applicant as the loan administrator may reasonably require. If the purpose of a proposed loan is relevant to the availability or term of the loan, the applicant must specify the reason for the borrowing.

     (b) The loan administrator shall notify the applicant as to whether the loan request has been approved within a reasonable period of time following receipt of the required information.

     (c) If the eligible borrower is married on the date of the loan, the spouse of the eligible borrower must consent in writing, in the form and manner established by the loan administrator, within the 90-day period preceding the date of the loan to the use of the Choice Account as security for the loan. Such consent must acknowledge the effect of the loan on the Choice Account and must be witnessed by the loan administrator or a notary public.

     (d) Notwithstanding any other provision of the Plan, if spousal consent to a loan has been obtained in accordance with subsection (c), the vested portion of a borrower's Choice Account shall be reduced at the time of the borrower's death or at the time the borrower is entitled to a distribution under the Plan by an amount equal to the then outstanding balance of any loan to the borrower, and such reduction shall be treated as a repayment of such loan. If less than 100% of the vested portion of the borrower's Choice Account, determined before the foregoing reduction, is payable to the surviving spouse, the amount payable to such surviving spouse shall be determined after such reduction.

     Section 11.4 (a) Pursuant to Section 72(p) of the Code, the following shall be treated as a taxable distribution made by the Plan:

          (i) any loan not providing for substantially level payments of principal and interest, with payments to be made not less frequently than quarterly;

          (ii) any loan with respect to which the period referred to in paragraph (i) exceeds (A) 5 years or (B) 10 years, where the borrower has specified that the loan proceeds are to be used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the eligible borrower from whose Choice Account such loan is made; or

          (iii) the amount of the excess, if any, of the aggregate principal amount of loans to a borrower under the Plan and any other qualified plan maintained by any member of the Affiliated Group over the amount described in subsection (b).

     (b) The amount described in this subsection is the lesser of (i) 50% of the aggregate value of the vested portion as of the date of a loan of the borrower's Accounts, or (ii) $50,000, reduced by the highest outstanding balance of loans to the borrower under the Plan and all other qualified plans of the Affiliated Group during the one year period ending on the day before the loan is made.

     Section 11.5 A loan shall be considered an investment of the borrower's Choice Account which has been directed by the borrower, and payments of principal and interest shall be allocated in the reverse order in which the funds were taken from the Choice Account under Section 11.1(b). Such payments of principal and interest shall be invested on a pro rata basis in proportion to the investment vehicles in which the Choice Account is invested.

     Section 11.6 Any loan received in a transfer or rollover from another qualified retirement plan shall be held under this Plan and shall continue to be repaid and administered in accordance with the terms of the applicable promissory note.


                                A R T I C L E 12

                            Distribution of Accounts


     Section 12.1 A Retired Participant or a Disabled Participant shall be entitled to 100% of the value of his or her Accounts. Subject to Section 12.4, the amount to which a Retired Participant is entitled shall be distributed in accordance with Section 12.3 no later than 60 days after the end of the Plan Year in which he or she ceases to have Employment Status. Subject to Section 12.4, the amount to which a Disabled Participant is entitled shall be distributed in accordance with the provisions of Section 12.3.

     Section 12.2 A Participant who becomes a Terminated Participant before Normal Retirement Age shall be entitled to the vested portion of his or her Accounts determined in accordance with Section 13.2.

     Section 12.3 The amount payable under Section 12.1 or 12.2 shall be distributed as follows:

     (a) If the spouse of a Retired, Disabled or Terminated Participant has not consented to the waiver of payment of the vested Contributory Pension Benefit in the form of a joint and survivor annuity under the terms of the Retirement Plan, or if a Retired, Disabled or Terminated Participant has elected to receive the vested Contributory Pension Benefit from the Retirement Plan, the Trustee shall transfer to the Retirement Plan from the individual's Choice Account cash in the amount necessary to provide such benefit, determined as follows:

          (i) The amount necessary to provide the vested Contributory Pension Benefit which is to be transferred from the individual's Choice Account shall equal the lesser of:

               (A) the value as of the date of the transfer of the Contributory Benefit Reserve; or

               (B) the lump sum actuarial equivalent of the vested Contributory Pension Benefit determined as of the date of the transfer in accordance with the provisions of the Retirement Plan.

For purposes of this subsection (a), the transfer of the amount necessary to provide the vested Contributory Pension Benefit shall be made at the time a distribution is made to the Retired, Disabled or Terminated Participant from his or her Choice Account or, if earlier, at the time distribution of the vested Contributory Pension Benefit is to commence under the Retirement Plan. The actual amount of the vested Contributory Pension Benefit shall be determined as of the Retired, Disabled or Terminated Participant's benefit commencement date under the Retirement Plan.

     (b) After any transfer under subsection (a), the vested portion of the balance of the Retired, Disabled or Terminated Participant's Accounts shall be paid as soon as practicable in a lump sum payment consisting of whole shares of Stanley Stock plus cash equal to the value of any fractional interest in a share of such stock, unless the individual elects to receive cash in lieu of stock. If, as of the date of such distribution, the individual has an outstanding loan under Article 11, any distribution under this Section 12.3(b) shall include the note described in Section 11.2 and such distribution shall fully discharge the Plan with respect to the value of the individual's Choice Account attributable to the outstanding loan amount.

     (c) Notwithstanding subsection (b), if the entire vested balance of a Retired, Disabled or Terminated Participant exceeds $5,000, no portion of such vested balance may be distributed to such individual in a lump sum before his or her Normal Retirement Date without the individual's written consent. The Retired, Disabled or Terminated Participant shall be given the opportunity to elect to receive a distribution at any time following termination of Employment Status by filing an Application for Benefits with the Plan Administrator. An individual who fails to file an Application for Benefits with the Plan Administrator within 90 days following receipt from the Plan Administrator of such application and the written information required by Section 14.2 shall be deemed to have elected to defer receipt of a distribution until a subsequent date. In such event, an Application for Benefits must be submitted within 90 days before such subsequent distribution date. The vested balance of the individual's Accounts, other than the Cornerstone Account, shall be valued as of the Valuation Date coinciding with or next following the later of the date on which he or she ceases to have Employment Status or the date on which the individual's Application for Benefits (and certification of disability, if applicable) is received by the Plan Administrator. The individual's Cornerstone Account shall be valued, for purposes of a distribution of such account in 1998, as of the Valuation Date coinciding with or next preceding the later of the date on which he or she ceases to have Employment Status or the date on which the individual's Application for Benefits (and certification of disability, if applicable) is received by the Plan Administrator. With respect to a distribution of a Cornerstone Account in 1999 or a later Plan Year, an individual's Cornerstone Account shall be valued as of the Valuation Date coinciding with or next following the later of the date on which he or she ceases to have

Employment Status or the date on which the individual's Application for Benefits (and certification of disability, if applicable) is received by the Plan Administrator. In no event will distribution of amounts payable from this Plan on behalf of an individual whose Employment Status terminates before Normal Retirement Age be deferred beyond Normal Retirement Date.

     Section 12.4 (a) Except as otherwise provided in (b) and (c), payment of benefits shall be made no later than the April 1st next following the later of the calendar year in which an individual attains age 70-1/2 or the calendar year in which the individual severs from service with the Company.

     (b) The payment of benefits hereunder to an individual who is a 5-percent owner shall be made no later than the April 1st next following the calendar year in which such individual attains age 70-1/2. For purposes of this Section 12.4, a '5-percent owner' is an individual who, at any time during the Plan Year in which he or she reaches age 66-1/2 or in any succeeding Plan Year, owns more than a 5% interest in the Company or any other member of the Affiliated Group. In determining ownership, the constructive ownership provisions of Section 318 of the Code shall be applied by utilizing a 5% test in lieu of the 50% test set forth in subsection (a)(2)(C) thereof and the aggregation rules of Section 414(b), (c), (m) and (o) of the Code shall not apply.

     (c) The payment of benefits hereunder to an individual who is not a 5-percent owner, had attained age 70-1/2 in 1996 and had not severed from service with the Company by December 31, 1996, shall be made no later than December 31, 1997. The payment of benefits to an individual who is not a 5-percent owner, attains age 70-1/2 after 1996 and before January 1, 1999 and does not sever from service with the Company by the December 31st of the calendar year in which such individual attains age 70-1/2, shall be made no later than the April 1st next following such calendar year in which such individual attains age 70-1/2.

     Section 12.5 (a) Upon the death before the Benefit Commencement Date of a Participant with Employment Status, or of a Retired or Disabled Participant, the death benefit payable shall be the total value of the individual's Accounts (including any death benefit payable on such individual's behalf under Article
28). Upon the death before the Benefit Commencement Date of a Participant or Terminated Participant who does not have Employment Status, the death benefit payable shall be the vested portion of the individual's Accounts, which shall include any death benefit payable on his or her behalf under Article 28. The individual's Accounts, other than the Cornerstone Account, shall be valued as of the Valuation Date coinciding with or next following the date the death certificate is furnished to the Plan Administrator. The individual's Cornerstone Account shall be valued, for purposes of a distribution of such account in 1998, as of the Valuation Date coinciding with or next preceding the date the death certificate is furnished to the Plan Administrator. With respect to a distribution of a Cornerstone Account in 1999 or a later Plan Year, an individual's Cornerstone Account shall be valued as of the Valuation Date coinciding with or next following the date the death certificate is furnished to the Plan Administrator. All death benefits payable hereunder shall be paid to the Participant's surviving spouse, if any, unless the surviving spouse consents, in the manner required by Section 12.6, to payment in the manner described in subsections (b) and (c) and to the designated Beneficiary thereof.

     (b) If the Participant's surviving spouse is entitled to a survivor benefit under the Retirement Plan, a portion of which is attributable to the Participant's vested Contributory Pension Benefit, and the surviving spouse consents in writing, the amount necessary to provide such survivor benefit shall be transferred by the Trustee from the Participant's Choice Account to the Retirement Plan. The amount necessary to provide such benefit to the spouse which is to be transferred from the Participant's Choice Account shall equal the lesser of:

          (i) the value as of the date of the transfer of the Contributory Benefit Reserve; or

          (ii) the lump sum actuarial equivalent of the portion of the vested Contributory Pension Benefit which is payable as a survivor benefit to the spouse for life determined as of the date of the transfer in accordance with the provisions of the Retirement Plan.

     (c) After any transfer under subsection (b), the remaining amount payable on behalf of the Participant shall, subject to Section 12.6, be paid to his or her Beneficiary in the manner provided in Section 12.3(b), as selected by the Beneficiary, within a reasonable time following the Valuation Date but in no event later than the end of the calendar year which includes the fifth anniversary of the Participant's death.

     Section 12.6 (a) The Beneficiary of the  preretirement  death benefit under
Section 12.5 shall be the surviving spouse. If there is no surviving spouse or if the surviving spouse has consented to the designation of another Beneficiary in the manner required under this Section 12.6, the individual's designated Beneficiary shall be entitled to the death benefit.

     (b) A spouse's consent to the designation of another Beneficiary must be in writing, acknowledge the effect of the nonspouse designation, the specific designated Beneficiary and be witnessed by a Plan representative or notary public.

     (c) No spousal consent shall be required if it is established to the satisfaction of the Plan Administrator that it cannot be obtained because the spouse cannot be located or because of such other circumstances as may be prescribed by Regulations.

     (d) A Beneficiary designation may be revoked in writing without spousal consent at any time before the Participant's Benefit Commencement Date.

     Section 12.7 Subject to Section 12.5(b), each Participant who has complied with the requirements of Section 12.6 shall have the unrestricted right to designate the Beneficiary to receive death benefits and to change any such designation on a form furnished by and filed with the Plan Administrator. If no designation is on file at the time of death of an unmarried Participant, or if the designated Beneficiary dies before the date of distribution, death benefits shall be paid to the beneficiary to whom death benefits are payable on behalf of the Participant under the Retirement Plan or the Company's Pension Plan for Hourly Paid Employees or, if there is no such beneficiary, to the Participant's estate.


                                A R T I C L E 13

                    Termination of Participation and Vesting


     Section 13.1 (a) Subject to subsection (b), a Participant whose Employment Status is terminated before Normal Retirement Age for reasons other than death or disability shall become a Terminated Participant on the date on which he or she ceases to have Employment Status.

     (b) If a Participant continues employment with a subsidiary of the Company after the disposition by the Company to an unrelated entity or individual of its interest in such subsidiary, or continues employment with an unrelated corporation after the disposition by the Company to such corporation of substantially all of the assets used by the Company in a trade or business, a lump sum distribution of the Participant's vested Choice Account balance may be made to the Participant under this Article only if:

          (i) the distribution is made in connection with the disposition that results in the Participant's transfer to the purchaser in such disposition. A distribution will be treated as having been made in connection with a disposition if it is made by the end of the second calendar year after the calendar year in which the disposition occurs; and

          (ii) the Company continues to maintain the Plan after the disposition and the purchaser does not adopt or maintain the Plan or otherwise become an employer whose employees accrue benefits under the Plan after the disposition. A purchaser shall also be treated as maintaining the Plan if the Plan is merged or consolidated with, or assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser.

     Section 13.2 (a) (i) A Participant shall be vested in 100% of the value of his or her Choice Account attributable to the following:

                  (A)   Elective    Deferral    Contributions   and   Employee
               Contributions;

                  (B) amounts contributed or rolled over to this Plan or transferred in a direct trustee-to-trustee transfer from another qualified plan;

                  (C) the value of the  individual's  Retirement  Account  as of
               June 30, 1985; and

                  (D) any other  funds that are vested  upon  allocation  to the
               Choice Account.

               (ii) In addition, subject to subsection (b), a Participant shall be vested in the following percentage of the value of his or her Cornerstone Account, Auxiliary Account and the portion of his or her Choice Account attributable to Matching Allocations, allocations under
          Section 18.4(d) and the Net Contributory Pension Benefit, depending upon the number of Vesting Years completed by the Participant:

                    Less than 5 Vesting Years .................... 0%
                    At least 5 Vesting Years ................... 100%

     (b) Upon attaining the Normal Retirement Age, a Participant who has Employment Status shall be vested with the total value of his or her Accounts, without regard to the number of Vesting Years completed by the Participant.

     Section 13.3 (a) A Participant's Vesting Years shall include any service credited to the Participant in accordance with Sections 3.4 and 3.5. A Participant who ceases to have Employment Status on a date that is less than a full year following the most recent anniversary of his or her Employment Commencement Date shall be given vesting credit for each month during such partial year in which he or she had Employment Status. A Participant who incurs a Break in Service shall receive credit for Vesting Years before the Break in Service in accordance with subsection (b).

     (b) If a Terminated Participant again becomes an Employee after a Break in Service, the vested percentage of his or her Accounts attributable to amounts described in Section 13.2(a)(ii), other than amounts previously forfeited and not restored to the individual's Accounts under Section 13.4(b), shall be determined by aggregating Vesting Years before and after the Break in Service.

     Section 13.4 (a) A Terminated Participant who has no vested interest in any Account described in Section 13.2(a) shall be deemed to have received a lump sum distribution of $0. Such distribution shall be deemed to have occurred on the date on which such individual ceases to have Employment Status. The nonvested portion of a Terminated Participant's Accounts shall be forfeited at the time of a distribution or deemed distribution under this Article.

     (b) Subject to Section 13.1(b), the vested portion of a Terminated Participant's Accounts shall be valued and distributed as provided in Article
12. The nonvested portion of his or her Accounts shall be applied as soon as practicable to satisfy the allocations required under Article 5; provided, however, that such nonvested portion shall be reinstated if (i) the Terminated Participant again becomes an Employee before incurring five consecutive one-year Breaks in Service, and (ii) he or she recontributes the full amount of any lump sum distribution attributable to the amounts described in Section 13.2(a)(ii) which have been distributed under this Section 13.4. If a Terminated Participant described in this Section 13.4(b) returns to Employment Status and is entitled to have the nonvested portion of the Accounts reinstated, the amount forfeited shall be reinstated to the appropriate Accounts from other forfeitures, from shares released from the Suspense Account or from contributions to the Plan not used to make payments under an Exempt Loan.

     (c) A Terminated Participant who is reemployed by the Company in a classification of Employees eligible to participate in the Plan shall be given the opportunity (to be exercised before the earlier of the end of the five-year period commencing on the date of reemployment or the end of the fifth consecutive one-year Break in Service commencing after the distribution) to recontribute the full amount of any lump sum distribution attributable to amounts described in Section 13.2(a)(ii). Amounts recontributed to the Plan or restored to an individual's Accounts under this section shall not be considered a rollover or a contribution for any purpose under the Plan. If the Participant incurs a Break in Service after the recontribution, his or her vested interest shall be determined under Section 13.2(a), treating the period of the prior severance from service with the Company as a period of Employment Status. If the Participant does not recontribute the amount of the distribution attributable to amounts described in Section 13.2(a)(ii), his or her vested interest in the value of the Accounts attributable to allocations made for Plan Years after resumption of employment shall be determined in accordance with Section 13.2(a).

     Section 13.5 Notwithstanding the provisions of this Article 13, any benefits paid from the Plan to or on behalf of a Terminated Participant shall comply with the distribution requirements of Sections 12.3, 12.4 and 12.5(c).


                                A R T I C L E 14

                            Application for Benefits


     Section 14.1 An Application for Benefits must be filed with the Plan Administrator as provided in this Article after receipt of the written information required by Section 14.2(a)(ii) and (iii) and no more than 90 days before the Benefit Commencement Date.

     Section 14.2 (a) Not less than 30 and not more than 90 days before an individual's Benefit Commencement Date, the Plan Administrator shall:

          (i) provide the individual with an Application for Benefits;

          (ii) provide the individual with the approximate vested value of the individual's Accounts; and

          (iii) inform the individual of any right to defer receipt of the distribution and that failure to file an Application for Benefits within the time specified in this Article shall be treated as an election to defer.

     (b) An individual's Benefit Commencement Date shall not be less than 30 days or more 90 days after the date on which he or she receives the written information required by subsection (a)(ii) and (iii). If an individual's Benefit Commencement Date will occur more than 90 days after the date on which he or she receives such information, the Plan Administrator shall again furnish such individual with the written information required by subsection (a)(ii) and (iii) so that it is received no more than 90 days before the Benefit Commencement Date.

     (c) Payment of benefits may be made less than 30 days (but not less than 8 days in the case of an individual on whose behalf amounts are to be transferred to the Retirement Plan pursuant to Section 12.3) after an individual's receipt of the information required by subsection (a)(ii) and (iii) if:

          (i) the Plan Administrator has informed the individual that he or she is entitled, for a period of at least 30 days after receiving such information, to consider whether to elect a distribution; and

          (ii) the individual, after receiving the information, elects to receive a distribution before the end of such 30-day period.

     Section 14.3 The Application for Benefits required for the payment of disability benefits under Article 12 must be filed no later than one year following a Participant's loss of Employment Status. In addition, proof of disability in the form of a written certification by a licensed physician selected by the Plan Administrator must be filed with the Application for Benefits.

     Section 14.4 The Application for Benefits required for the payment of death benefits under Article 12 must be filed by the Beneficiary of a deceased individual or the legal representative of the individual's estate and must be accompanied by a death certificate.

     Section 14.5 If payment of benefits is to commence to a Terminated Participant under Article 13, an Application for Benefits must be filed with the Plan Administrator within 90 days following the individual's receipt of such application and the written information required by Section 14.2(a)(ii) and
(iii). Failure to file an Application for Benefits within 90 days following receipt thereof from the Plan Administrator shall be treated as an election to defer the commencement of benefits until a subsequent date.

     Section 14.6 If payment of benefits is to commence to a Retired Participant under Article 12 and the individual fails to file an Application for Benefits within 90 days following receipt of such application and the written information required by Section 14.2(a)(ii), the amount to which such individual is entitled shall be paid as provided in Article 12 as soon as practicable.

     Section 14.7 The election of a form of payment or the designation of a Beneficiary made in an Application for Benefits may be revised by filing a new Application for Benefits before the Benefit Commencement Date.

     Section 14.8 An individual for whom benefits are being held by the Trustee shall keep the Plan Administrator advised of a current mailing address. The Plan Administrator and the Company shall be discharged from any liability resulting from a failure to pay benefits as they become due if reasonable effort has been made to contact the individual at the last address on record.

     Section 14.9 The Plan Administrator shall promptly process each Application for Benefits and shall notify the applicant in writing of the action taken regarding his or her Application for Benefits within 90 days following the receipt of such application. In the event of a denial of benefits, the Plan Administrator shall furnish the applicant with a written notification which shall include the reasons for the denial; specific references to the Plan provisions on which the denial is based; a description of any additional material or information necessary for the applicant to perfect the Application for Benefits, including an explanation of why such material or information is necessary; and an explanation of the review procedure set forth in Section 14.10.

     Section 14.10 An applicant who has received a written denial of an Application for Benefits may appeal by filing with the Plan Administrator a written request for review. Such request must be filed within 60 days following the receipt of the written denial. In connection with any request for review, the applicant may at any time review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall notify the applicant of its determination within 60 days following its receipt of the request for review.

     Section 14.11 Accounts maintained under the Plan for individuals who cannot be found shall be forfeited and applied as soon as possible to satisfy the allocations under Article 5. If an individual files an Application for Benefits or is located at any time thereafter, an amount equal to the vested portion of the individual's Accounts, adjusted for net earnings and losses, shall be reinstated and distributed in accordance with the terms of the Plan.


                                A R T I C L E 15

                                Leave of Absence


     Section 15.1 An individual employed by the Company may be granted a Leave of Absence under Company policy.

     Section 15.2 An absence due to injury or sickness compensable under workers' compensation laws shall be treated as a Leave of Absence.

     Section 15.3 (a) This Section shall only apply to a Participant who is absent from his or her position of employment with the Company by reason of a period of military service and who has reemployment rights with respect to such service under the Uniformed Services Employment and Reemployment Rights Act of 1994 ('qualified military service'). Upon reemployment with the Company under USERRA, such individual shall be treated as having been on a Leave of Absence and the following requirements shall apply:

          (i) the individual shall be deemed not to have incurred a Break in Service by reason of such qualified military service and the period of such service shall constitute service with the Company for purposes of determining the individual's Vesting Years;

          (ii) the individual is permitted, during the period described in subsection (b), to make additional Elective Deferral Contributions and/or Employee Contributions up to the maximum amount the individual would have been permitted to make under Article 4 if he or she had remained continuously employed by the Company and received compensation as determined in subsection (c) during the period of qualified military service, adjusted to reflect any Elective Deferral Contributions and Employee Contributions actually made by such individual during the period of qualified military service;

          (iii) to the extent that an individual makes Elective Deferral Contributions permitted under paragraph (ii), there shall be Matching Allocations equal to the Matching Allocations that would have been required had such Elective Deferral Contributions actually been made by such individual during the period of qualified military service; and

          (iv) there shall be allocated under Sections 5.3 and 28.2, the amounts that would have been allocated to the individual had he or she remained continuously employed by the Company and received compensation as determined in subsection (c) during the period of qualified military service, reduced by any allocations actually made under Sections 5.3 and
     28.2 on behalf of such individual for the period of qualified military service.

     (b) The period during which the contributions and allocations permitted by subsection (a) may be made shall begin on the individual's date of reemployment following the period of qualified military service and shall end upon the expiration of a period equal to three times the period of qualified military service, not to exceed five years from the date of such reemployment.

     (c) For purposes of subsection (a) and Section 25.1(b), an individual shall be treated as having received compensation from the Company during the period of qualified military service equal to the compensation that would have been paid to the individual by the Company during such period determined at the rate of pay he or she would have received but for such period of service, or if such rate of compensation is not reasonably ascertainable, the individual's average rate of compensation during the 12 month period preceding the qualified military service (or the entire period of employment preceding the military service, if less than 12 months.)

     (d) Nothing in this Section 15.3 shall be construed as requiring the crediting of investment earnings to an individual's Accounts before any make up contribution or allocation permitted or required by subsection (a) is actually made, or the allocation of any forfeiture with respect to the period of qualified military service.

     (e) Contributions and allocations made under subsection (a) shall be credited promptly to an individual's Accounts. In accordance with Regulations, any contributions under subsection (a) shall be taken into account in applying the limitations under Articles 4 and 25 and Section 404(a) of the Code, with respect to the year to which the contributions relate rather than the year in which such contributions are made.

     Section 15.4 An individual employed by the Company who is absent from service for a reason designated by the Company as qualifying under the Family and Medical Leave Act of 1993 shall be treated as on a Leave of Absence for the period of such absence.

     Section 15.5 Except as otherwise provided in Section 15.3, a Leave of Absence shall have the following effect:

     (a) An Employee shall not incur a Break in Service during a Leave of Absence. If an individual fails to return to employment with the Company immediately upon termination of his or her Leave of Absence, Employment Status shall terminate as of the last day of the Leave of Absence.

     (b) For purposes of determining Vesting Years, a Participant shall receive credit for the period of a Leave of Absence in accordance with the following rules:

          (i) If the Leave of Absence began before January 1, 1989, the entire period of the Leave of Absence shall be treated as a period of Employment Status.

          (ii) (A) Except as provided in subparagraph (B), if the Leave of Absence begins on or after January 1, 1989, the Participant shall receive credit for the period from the date on which he or she is first absent from work on account of such Leave of Absence until the earlier of (1) the first anniversary of such date or (2) the date of his severance from service with the Company by reason of his or her resignation, discharge, retirement or death.

               (B) Notwithstanding subparagraph (A), if the Leave of Absence is on account of the Participant's disability, the Participant shall receive credit for the period beginning on the date on which he or she is first absent from work on account of such disability until the earlier of (1) the expiration of ten years from such date or (2) the Participant's Normal Retirement Date.


                                A R T I C L E 16

                             Rights of Participants


     Section 16.1 The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any individual. This Plan shall not affect the right of the Company to deal with its employees in all respects, including their hiring, discharge, compensation and conditions of employment.

     Section 16.2 The sole rights of a Participant, Retired Participant, Disabled Participant, Terminated Participant or a Beneficiary under this Plan shall be to have this Plan administered according to its provisions, as they may be amended from time to time.

     Section 16.3 Except as provided in Article 11 and Section 16.5, no right or interest of any Participant in any part of the Trust Fund shall be transferable or assignable by the Participant or be subject to alienation, anticipation, or encumbrance by the Participant, and no such right or interest shall be subject to garnishment, attachment, execution or levy of any kind.

     Section 16.4 No Participant shall be discharged, fired, suspended, expelled, disciplined or discriminated against for exercising any right under this Plan or for giving information or testimony in any inquiry or proceeding relating to the administration of this Plan.

     Section 16.5 (a) The requirements of Section 16.3 shall not apply to a qualified domestic relations order. The Plan Administrator shall abide by the terms of any qualified domestic relations order. A "qualified domestic relations order" means any judgment, decree or order (including approval of a property settlement agreement) which creates or recognizes the existence of an Alternate Payee's right to receive all or a portion of the benefits payable to a Participant hereunder pursuant to a State's domestic relations law relating to the provision of child support, alimony payments or marital property rights, which specifically states:

          (i) The name and last known mailing address of the Participant and of each Alternate Payee covered by such order;

          (ii) The amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be deter mined;

          (iii) The number of payments or the period to which such order applies; and

          (iv) The name of each plan to which such payment applies.

     (b) The Plan Administrator shall establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions made thereunder in a manner consistent with the following requirements:

          (i) The Plan Administrator shall promptly notify the Participant and any named Alternate Payee of the receipt of a domestic relations order and the Plan procedures used for determining whether such order is qualified under Code Section 414(p).

          (ii)  The  Plan  Administrator   shall,  within  a  reasonable  period
     following receipt, determine whether such order is qualified and notify the Participant and each Alternate Payee of such determination.

          (iii) During the period beginning upon receipt of the order and ending with the earlier of the date of determination of its qualified status or the expiration of 18 months, the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate
     Payee during such period if the domestic relations order had been determined to be qualified.

          (iv) If, within 18 months of receipt, the order is determined to be qualified, the Plan Administrator shall pay the amounts described in paragraph (iii) to the Alternate Payee in accordance with the terms of the order or, if the Alternate Payee is the Participant's former spouse and the Alternate Payee so elects, to the Alternate Payee's individual retirement account. If, within 18 months of receipt, the order is determined not to be qualified or the order's status is unresolved the Plan Administrator shall pay the amounts described in paragraph (iii) to the person or persons entitled to such amounts under the Plan as if no order had been received.

          (v) A determination that a domestic relations order is qualified which is made later than 18 months after the receipt of such order shall operate prospectively.

     (c) Payments made under this Section 16.5 shall completely discharge the Plan of its obli gations with respect to the Participant and each Alternate Payee to the extent of any such payments.

     (d) To the extent authorized by a qualified domestic relations order, a distribution under the Plan may be made to an Alternate Payee before the Participant whose benefits are subject to such order attains the earliest retirement age (as defined in Section 414(p) of the Code).


                                A R T I C L E 17

                               Plan Administrator


     Section 17.1 The Plan Administrator shall supervise and control the operation of this Plan and shall have all powers necessary to accomplish such purpose, including the power to make rules and regulations pertaining to the administration of this Plan.

     Section 17.2 The Plan Administrator shall establish a funding method and policy consistent with the objectives of this Plan and shall determine the Plan's short- and long-term financial needs and communicate such requirements to the Trustee.

     Section 17.3 The Plan Administrator shall file such reports and plan descriptions with the appropriate federal government agencies as may be required by law.

     Section 17.4 The Plan Administrator shall notify the appropriate federal government agencies in the event of the termination of this Plan, any change in the name of the Plan or the name and address of the Plan Administrator, and any merger or division of this Plan.

     Section 17.5 The Plan Administrator shall provide each Participant, Retired Participant, Disabled Participant and Terminated Participant who is or may become eligible to receive benefits and each Beneficiary with such reports and plan descriptions as may be required by law.

     Section 17.6 The Plan Administrator shall furnish individual statements of vested benefits to Terminated Participants and individual statements of vested and accrued benefits to each Participant, Retired Participant, Disabled Participant and Terminated Participant who is or may become eligible to receive benefits and each Beneficiary and Alternate Payee as may be required by law.

     Section 17.7 (a) The Plan Administrator shall make available to each Participant and Beneficiary during normal business hours at its principal office copies of this Plan and the Trust Agreement, the Plan summary plan description, the latest Form 5500, and any other documents pertaining to the establishment and operation of this Plan. Copies of such documents shall be made available at the principal office of any employee organization with members who are Participants and any employer establishment in which at least 50 Participants are customarily working within ten calendar days following the date on which a written request for disclosure at any such location is received at such location or at the principal office of the Plan Administrator. The Plan Administrator may establish a reasonable procedure governing the making of requests for examination of Plan documents and shall communicate such procedure to the Participants. The Plan Administrator shall not be required to comply with a request made in a manner which does not conform to the established procedure.

     (b) Upon a Participant's written request, he or she shall be furnished copies of any of the documents described in (a) above, provided that he or she may be required to pay any reasonable expense incurred in duplicating such documents. Upon the Participant's request, the Plan Administrator shall provide the Participant with information about the charge that would be made to furnish a copy of the document.

     Section 17.8 The Plan Administrator shall have the power to designate the agent for service of legal process for the Plan.

     Section 17.9 To the extent permitted under Section 403(c)(1) and 404(a)(1)(A) of the Act, the fees and expenses incurred by the Plan Administrator for legal, accounting or other services necessary for the operation of the Plan that do not involve "settlor" functions shall be paid out of the Trust Fund, unless paid by the Company. Any payment of expenses from the Plan shall be considered to have been made from assets other than those assets that are deemed to be applied to the payment of principal and interest under an Exempt Loan pursuant to Sections 18.4(b)(i) and (ii).

     Section 17.10 The Plan Administrator shall have the discretionary authority to interpret the provisions of this Plan and to determine all questions relating to eligibility for benefits hereunder. Any such interpretation or determination adopted by the Plan Administrator in good faith shall be binding upon the Company and on all Participants and Beneficiaries. The Plan Administrator, in exercising its discretion, shall do so in a uniform and nondiscriminatory manner, treating all individuals in similar circumstances alike.

     Section 17.11 The Plan Administrator may delegate all or part of its duties to others. The Plan Administrator shall not be liable for any acts or omissions of the persons to whom such duties have been delegated, provided that the Plan Administrator acted prudently and in the interests of the Participants and Beneficiaries in selecting and retaining such persons.

     Section 17.12 (a) The Plan Administrator may make provisions specifically applicable to any unit of Employees or modify the provisions of this Plan with respect to any unit of Employees by preparing, dating and signing a Plan Specification Schedule of such provisions or modifications.

     (b) Subject to Section 21.3, the Plan Administrator may amend the provisions or modifications applicable to any unit of Employees by preparing, dating and signing a new Plan Specification Schedule with respect to such unit of Employees.


                                A R T I C L E 18

                                 The Trust Fund


     Section 18.1 The Trust Agreement shall:

     (a) direct the Trustee to invest all or a primary portion of the assets of the Trust Fund in Stanley Stock; and

     (b) prohibit the sale to the Company of unallocated shares of Stanley Stock held in the Suspense Account.

     Section 18.2 The Trustee shall have such powers as to investment, reinvestment, control and disbursement of the funds as are provided in this Plan and the Trust Agreement.

     Section 18.3 The Trustee shall be specifically authorized to borrow funds (including a borrowing from the Company) to acquire Stanley Stock or repay a prior loan made to acquire Stanley Stock, subject to the following conditions:

     (a) the interest rate on such loan must be a reasonable rate of interest;

     (b) any collateral pledged to the lender by the Trustee shall consist only of the Stanley Stock purchased with the proceeds of such loan or the Stanley Stock used as collateral for a prior loan that is being repaid with the proceeds of such loan;

     (c) under the terms of such loan, the lender shall have no recourse against the Trust Fund except with respect to amounts contributed in cash to the Trust Fund and earnings attributable thereto, from dividends paid on shares of Stanley Stock held in the Trust Fund and any earnings thereon and, to the extent permitted by law, proceeds from the sale of unallocated shares acquired with such loan;

     (d) such loan shall be repaid only from amounts loaned to the Trustee and the proceeds of such loan, from amounts contributed in cash to the Trust Fund and earnings attributable thereto, from dividends paid on shares of Stanley Stock held in the Trust Fund and any earnings thereon and, to the extent permitted by law, proceeds from the sale of unallocated shares acquired with such loan;

     (e) upon the payment of any portion of the balance due on such loan, a pro rata portion, as determined under Section 18.4(c) and Regulations, of the Stanley Stock originally acquired with the proceeds of the loan shall be released from the Suspense Account; and

     (f) in the event of a default under such loan, the value of the assets of the Trust Fund transferred in satisfaction of the loan shall be taken from the Suspense Account and shall not exceed the amount of the default.

     Section 18.4 (a) Stanley Stock purchased with the proceeds of an Exempt Loan in accordance with Section 18.3 shall be held in a Suspense Account and shall not be allocated to Participants' Accounts until released from the Suspense Account. Stanley Stock released from the Suspense Account under subsection (c) shall be applied, together with contributions to the Plan that are not used to make payments under an Exempt Loan, to provide the allocations called for under Sections 4.2, 5.2, 5.3, 18.4(d), 18.5(a) and 28.2, and shall be applied to the extent necessary under Section 13.4(b).

     (b) Payments of principal and interest under an Exempt Loan shall be made from the following sources, in the order listed:

          (i) cash dividends paid on shares of Stanley Stock allocated to Participants' Accounts, provided that the amount of dividends attributable to the number of allocated shares of Stanley Stock acquired with an Exempt Loan that is made, or deemed to be made, after August 4, 1989, shall be applied to the payment of that Exempt Loan and not to any other Exempt Loan, and further provided that dividends attributable to contributions made to the Plan in shares of Stanley Stock shall not be used to make payments under an Exempt Loan;

          (ii) cash dividends paid on shares of Stanley Stock held in the Suspense Account, provided that the amount of dividends attributable to the number of Suspense Account shares of Stanley Stock acquired with an Exempt Loan that is made, or deemed to be made, after August 4, 1989, shall be applied to the payment of that Exempt Loan and not to any other Exempt Loan;

          (iii) Elective Deferral Contributions and Employee Contributions and any additional earnings thereon; and

          (iv) Company contributions and any additional earnings thereon.

     (c) For each month during the term of an Exempt Loan that was used to acquire shares of Stanley Stock, the number of shares acquired with the proceeds of such Exempt Loan to be released from the Suspense Account shall equal the number of shares so acquired and held in the Suspense Account immediately before release, multiplied by a fraction, the numerator of which is the amount of principal and interest paid with respect to such Exempt Loan for the month (excluding payments of principal and interest under such Exempt Loan that, upon the refinancing of such Exempt Loan, are made with the proceeds of another Exempt Loan) and the denominator of which is the principal and interest to be paid in respect of such Exempt Loan for the current and all future months. For each month during the term of an Exempt Loan that was used to repay principal of a prior Exempt Loan, the number of shares of Stanley Stock acquired under the prior Exempt Loan to be released from the Suspense Account shall equal the number of such shares held in the Suspense Account immediately before release, multiplied by a fraction, the numerator of which is the amount of principal and interest paid with respect to such new Exempt Loan for the month (excluding payments of principal and interest under such Exempt Loan that, upon the refinancing of such Exempt Loan, are made with the proceeds of another Exempt
Loan), and the denominator of which is the principal and interest to be paid in respect of such Exempt Loan for the current and all future months. With respect to an Exempt Loan that was used to repay principal of a prior Exempt Loan, the release fraction under this subsection (c) shall be determined by aggregating all such Exempt Loans, the proceeds of which have been applied to pay the principal of the same prior Exempt Loans that were originally issued on the same date, upon the refinancing of such prior Exempt Loans. If the interest with respect to such Exempt Loan is variable, future years' interest shall be computed by using the interest rate applicable as of the time the Stanley Stock is released.

     (d) (i) Subject to paragraph (d)(ii), if, for any Plan Year, the sum of the market value of the shares of Stanley Stock released from the Suspense Account under subsection (c) and the contributions to the Plan that are not used to make payments under the Exempt Loan exceeds the sum of the aggregate amount of Elective Deferral Contributions, Employee Contributions, Matching Allocations and Cornerstone Account allocations
     (other than Matching Allocations and Cornerstone Account allocations attributable to forfeitures applied under Section 5.4), allocations under
     Section 13.4(b) (other than allocations under said Section made with forfeitures), allocations to the Auxiliary Accounts made at the discretion of the Company for such Plan Year and the cash dividends applied under
     Section 18.4(b)(i)
     for such Plan Year, such excess shall be allocated to the Choice Accounts of Participants who are described in Section 5.3(b)(i) and who have Employment Status on the last day of the Plan Year. Such excess shall be allocated in the proportion that each such Participant's Compensation for the Plan Year bears to the aggregate Compensation of all such Participants for the Plan Year.

          (ii) Notwithstanding paragraph (i), in the event of a change in control of the Company, the excess described in paragraph (i) for the Plan Year during which such change in control occurs shall be allocated to the Choice Accounts of all Participants who are described in Section 5.3(b)(i) for such Plan Year in the proportion that each such Participant's Compensation for the Plan Year bears to the aggregate Compensation of all such Participants for the Plan Year. For purposes of this paragraph, a "change in control of the Company" shall occur if (A) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than through a transaction arranged by, or consummated with, the prior approval of its Board of Directors; or (B) during any period of two consecutive years (not including any period before the adoption of this provision), individuals who at the beginning of such period constitute the Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof. Notwithstanding the provisions of Article 21, the foregoing provisions of this paragraph may not be amended, following a change in control, without the written consent of 60% (in both number and interest) of all individuals described in the first sentence of this paragraph.

          (iii) Subject to the limitations of Article 25, allocations under this
     Section 18.4(d) shall be made as of the last day of the Plan Year and shall be subject to the vesting provisions of Section 13.2(a)(ii).

     Section 18.5 (a) If dividends described in Section 18.4(b)(i) are applied during any month to pay principal and interest under an Exempt Loan, there shall be allocated to the appropriate Accounts of a Participant a number of shares of Stanley Stock having a market value as of the date of such allocation equal to the dividend paid with respect to the Stanley Stock credited to those Accounts on the record date for such dividend. If the number of shares of Stanley Stock released from the Suspense Account is insufficient to effect the allocation required by the preceding sentence and if there have not been sufficient contributions to acquire the necessary number of shares of Stanley Stock, the Company shall make an additional contribution pursuant to Section 18.5(b) to the Trust Fund in an amount sufficient to effect such allocation.

     (b) If the sum of the market value of the shares of Stanley Stock released from the Suspense Account under Section 18.4(c) and the contributions to the Plan that are not used to make payments under the Exempt Loan is less than the sum of the aggregate amount of Elective Deferral Contributions, Employee Contributions, Matching Allocations and Cornerstone Account allocations (other than Matching Allocations and Cornerstone Account allocations attributable to forfeitures applied under Section 5.4), allocations under Section 13.4(b) (other than allocations under said Section made with forfeitures), allocations to the Auxiliary Accounts made at the discretion of the Company for such Plan Year and the cash dividends applied under Section 18.4(b)(i) for such Plan Year, the Company shall make a contribution to the Trust Fund in the amount of the difference.

     Section 18.6 In the event the amounts described in Section 18.4(b) are not sufficient to pay principal and interest under the Exempt Loan for the relevant period, the Company shall contribute the additional amount necessary to make such payments.

     Section 18.7 For purposes of the allocation of Stanley Stock to Accounts, each share of Stanley Stock shall be valued at the weighted average transaction price of a share of Stanley Stock included in the allocation for the month. The weighted average transaction price for any month shall be determined by calculating the weighted average price per share of the following:

     (a) The value of shares made available during the month for reallocation as a result of loans, withdrawals or cash distributions to Participants.

     (b) The value of shares released during the month from the Suspense Account. The value of the shares of Stanley Stock released from the Suspense Account during a month shall be determined based on the average of the Closing Price on each of the preceding trading days in the period from the last date on which shares were released.

     (c) The price of shares of Stanley Stock purchased by the Trustee on the open market for that month.

     (d) The value of all forfeited shares of Stanley Stock in any month in which forfeited shares are allocated to accounts. Forfeitures shall be valued at the Closing Price on the date of forfeiture.

     Section 18.8 The Trustee is authorized, upon the written direction of the Company, to sell to the Company at market value shares of Stanley Stock that have been allocated to Participants' Accounts.

     Section 18.9 Notwithstanding any other provisions of this Plan that were in effect before June 7, 1991, the Trustee shall have sole and complete responsibility to determine whether (and at what price and on what terms) to purchase any Stanley Stock which may be offered for sale to the Trustee by the Company. Notwithstanding any other provisions of this Plan that were in effect before June 7, 1991, but subject to the requirements of the Code, the Trustee is authorized, consistent with the provisions of Section 18.3, to obtain an Exempt Loan and to borrow money in such amounts and upon such terms and conditions, including the pledging of any securities or other property for the repayment of any such Exempt Loan, as the Trustee, in its sole discretion, shall deem advisable or proper in connection with any such offer from the Company.

     Section 18.10 Any Company contribution under this Article 18 may be made in cash or shares of Stanley Stock.


                                A R T I C L E 19

                   Plan for Exclusive Benefit of Participants


     Section 19.1 Except as provided in this Article, no assets of the Trust Fund shall ever revert to, or be used or enjoyed by, the Company or any successor of the Company, nor shall any such funds or assets ever be used other than for the payment of benefits set forth herein or other expenses described in
Section 17.9.

     Section 19.2 In the event the Plan Administrator determines that the Company has contributed any amount to the Trustee by mistake of fact, the Plan Administrator may direct the Trustee in writing to return to the Company, within one year after the payment of the contribution, the lesser of the amount actually contributed by mistake or its then current value.

     Section 19.3 All contributions hereunder are made on the condition that they are deductible under Section 404 of the Code. If the Internal Revenue Service shall determine that any portion of the contributions made for a Plan Year is not deductible, to the extent that the deduction is disallowed, the Plan Administrator shall direct the Trustee to return to the Company the lesser of such disallowed portion or its then current value within one year following the disallowance of the deduction.


                                A R T I C L E 20

                            Miscellaneous Provisions


     Section 20.1 Any provision of this Plan or the Trust Agreement susceptible to more than one interpretation shall be interpreted in a manner that is consistent with this Plan and the Trust Agreement being an employees' plan and trust within the meaning of Sections 401(a), 401(k), 501 and 4975(e)(7) of the Code.

     Section 20.2 The Company, the Plan Administrator and the Trustee shall be discharged from any liability in acting upon any representations by an employee of any fact affecting his or her status under this Plan or upon any notice, request, consent, letter, telegram, telecopy or other document believed to be genuine, and to have been signed or sent by the proper person.

     Section 20.3 In the event this Plan merges or consolidates with another plan or there is a transfer of assets and liabilities from one trust to another, each Participant shall, if this Plan terminates immediately after the merger, consolidation or transfer, be entitled to a benefit at least equal to the benefit he or she would have been entitled to receive if this Plan had terminated immediately before the date of such merger, consolidation, or transfer. In any transaction described in the preceding sentence, the Trust Fund shall be allocated in accordance with Code Section 414(l).

     Section 20.4 This Plan shall be construed according to the laws of the state of Connecticut, except as such laws are superseded by federal law.


                                A R T I C L E 21

                                    Amendment


     Section 21.1 The Stanley Works, by resolution adopted by its Board of Directors or the Committee, shall have the right to amend this Plan at any time. Subject to Section 21.3, any such amendment may be made retroactively effective.

     Section 21.2 The Plan Administrator shall have the right to amend this Plan to meet the requirements of law or to protect the rights of Participants.

     Section 21.3 Except to the extent required to qualify this Plan and the Trust Agreement under Sections 401(a) and 501 of the Code, or as a condition of continued qualification thereunder, no amendment shall be made which would have any of the following effects:

     (a) Deprive any Beneficiary of a then deceased Participant of the right to receive the benefits to which the Beneficiary may be entitled hereunder.

     (b) Deprive any then Retired or Disabled Participant of the benefits to which he or she is entitled hereunder.

     (c) Deprive any then Terminated Participant of the benefits to which he or she is entitled hereunder.

     (d) Deprive any then Participant of any of the proportionate interest in the Trust Fund to which he or she would be entitled were he or she to terminate employment on the date of such amendment.


                                A R T I C L E 22

                               Termination of Plan


     Section 22.1 The Stanley Works may, by resolution adopted by its Board of Directors or the Committee, terminate the Plan for any reason and at any time.

     Section 22.2 (a) Upon the termination of the Plan, the complete discontinuance of contributions to the Trust Fund, or the termination of the liability of the Company to contribute to the Trust Fund, the entire vested interest of each Participant in the Plan shall be distributed as soon as practicable in accordance with the provisions of this Plan, provided that if the Company or any member of the Affiliated Group establishes or maintains a successor plan as described in Section 1.401(k)-1(d)(3) of the Regulations, no distribution may be made to a Participant other than as provided in Articles 10, 12 and 13. Except as provided in Article 19, each Participant, Retired Partic ipant, Disabled Participant, Terminated Participant and the Beneficiary of each deceased Participant shall have a nonforfeitable right to all funds in his or her Accounts as of the date of such termination or discontinuance.

     (b) In the event of the partial termination of the Plan, the rights of each Participant affected by such partial termination, including a Retired, Disabled and Terminated Participant, and each Beneficiary to the amounts credited to his or her Accounts as of the date of such partial termination shall be nonforfeitable. Such amounts shall be distributed in accordance with the provisions of this Plan.

     Section 22.3 The Trustee's fees and expenses of administration of the Trust Fund and other expenses incident to the termination and distribution of the Trust Fund incurred after the termination of this Plan and the Trust Agreement shall be paid from the Trust Fund unless paid by the Company.


                                A R T I C L E 23

                            Change in Employee Status


     Section 23.1 For purposes of this Plan, a Participant who ceases to be an Employee either by being transferred to a nonparticipating facility or by becoming a member of a unit of employees covered by a collective bargaining agreement with the Company that does not provide for participation in the Plan shall be entitled to benefits hereunder in accordance with the following rules:

     (a)  Such  individual  shall  not be  eligible  to make  Elective  Deferral
Contributions or Employee Contributions during employment in a non-Employee status.

     (b) Such individual's Vesting Years shall be determined by aggregating all periods of employment with the Company in Employee and non-Employee status.

     (c)  The  individual's   Accounts  shall  be  held  by  the  Trustee  until
retirement, death, disability or earlier severance from service with the Company and shall then be paid in accordance with the provisions of this Plan.


                                A R T I C L E 24

                            Top-Heavy Plan Provisions


     Section 24.1 For purposes of this Article:

     (a) (i) "Top-heavy plan" means this Plan for any Plan Year beginning after 1983 in which, as of the determination date:

             (A) it is not included in an aggregation group and the sum of the account balances of key employees exceeds 60% of the sum of all account balances under the Plan; or

             (B) it is required to be included in a top-heavy group.

          (ii) Except as otherwise provided in paragraph (iii), paragraph (i)(A) shall be applied by taking into account distributions made to any employee or beneficiary during the five year period ending on the determination date and any amount distributed under a terminated plan which would have been required to be included in the aggregation group.

          (iii) Paragraph (i)(A) shall be applied by disregarding (A) deductible voluntary contributions; (B) the account balance of a former key employee (or the beneficiary of a former key employee) for all Plan Years after ceasing to be a key employee; (C) for Plan Years beginning after December 31, 1984, the account balance of an individual who has not performed services for the Affiliated Group at any time during the five year period ending on the determination date; (D) any account balance attributable to employer contributions rolled over or transferred to an individual's Choice Account after December 31, 1983, which contributions were originally made to a qualified retirement plan maintained by an employer other than a member of the Affiliated Group or were otherwise rolled over or transferred into the Trust Fund at the discretion of the individual; and (E) benefits paid on account of death, to the extent such benefits exceed the individual's account balance immediately before death. The account balance of an individual that has been disregarded under subparagraph (C) shall be taken into account on the determination date next following the date on which such individual again performs services for the Affiliated Group.

     (b) "Top-heavy group" means the aggregation group which, if viewed as a single plan, would be a top-heavy plan. For purposes of the preceding sentence, the determination of the present value of an accrued benefit shall be based only on the interest rate and mortality tables used by the defined benefit retirement plan under which such benefit accrued. In determining whether the aggregation group is top-heavy, the accrued benefits or the account balances of all plans shall be valued as of the determination dates for such plans that fall within the same calendar year. The accrued benefit of any non-key employee shall be determined for plan years beginning after 1986 under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the aggregation group or, if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

     (c) "Determination date" means, for this Plan and any other plan included in the aggregation group, the last day of such plan's preceding plan year, or in the case of the first plan year of the plan, the last day of such plan year.

     (d) (i) "Aggregation group" means:

               (A) Each qualified defined benefit and defined contribution retirement plan of the Affiliated Group in which a key employee is or was a participant within the period of five Plan Years ending on the determination date;

               (B) Each other qualified defined benefit and defined contribution retirement plan of the Affiliated Group that enables any plan described in subparagraph (A) to meet the qualification requirements of the Code; and

               (C) All other qualified defined benefit or defined contribution retirement plans of the Affiliated Group elected by the Plan Administrator that do not cause the aggregation group to violate the qualification requirements of the Code.

          (ii) For purposes of this subsection, a qualified retirement plan shall include frozen plans and any terminated plans which were maintained within the period of five Plan Years ending on the determination date.

     (e) (i) "Key employee" means an employee who, at any time during the Plan Year containing the determination date, or during any of the four Plan Years immediately preceding such Plan Year, was:

             (A) An officer of any member of the Affiliated Group whose earnings exceed 50% of the dollar limitation described in Code Section 415(b)(1)(A) as adjusted under Code Section 415(d);

             (B) An employee  or a  self-employed  individual  as  described  in
          Section 401(c)(1) of the Code having earnings from the Affiliated Group exceeding the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which the Plan Year ends and owning an interest in the Affiliated Group that is both more than a one-half percent interest in value and one of the ten largest interests in the Affiliated Group;

             (C) An owner of more than a 5% interest in a member of the Affiliated Group; or

             (D) An owner of more than a 1% interest in a member of the Affiliated Group whose earnings from the Affiliated Group exceed $150,000 for the Plan Year.

     (ii) For purposes of this subsection, the term "employee" includes a terminated, retired, disabled, deceased or part-time employee, and a leased employee within the meaning of Code Section 414(n)(2). A beneficiary of an individual described in this subsection will be considered to be a key employee.

     (iii) For purposes of paragraph (i)(A), if there are more than three officers of the Affiliated Group, no more than 10% of all employees of the Affiliated Group, based on the highest number of employees within the five Plan Years preceding the determination date, to a maximum of 50, shall be treated as officers. In determining the number of employees of the Affiliated Group for purposes of the preceding sentence, employees described in Section 27.1(f) shall not be taken into account. Individuals performing executive functions for sole proprietorships, partnerships, associations and trusts that are members of the Affiliated Group during Plan Years beginning after February 28, 1985, shall be treated as officers.

     (iv) For purposes of paragraph (i)(B), if two employees or self-employed individuals have the same ownership interest in the Affiliated Group, the employee or self-employed individual having the larger annual earnings for the Plan Year during any part of which such ownership interest existed shall be treated as having the larger ownership interest.

     (v) In determining  ownership,  the  constructive  ownership  provisions of
Section 318 of the Code shall be applied by utilizing a 5% test in lieu of the 50% test set forth in subparagraph (a)(2)(C) thereof. The aggregation rules of Section 414(b), (c),
(m) and (o) of the Code shall not apply for purposes of determining ownership.

     (f) "Non-key employee" means any employee who is not a key employee.

     (g) "Earnings" means (i) for purposes of this section other than subsection
(e), amounts paid to an individual by any member of the Affiliated Group for a Plan Year, including salary and wages, overtime pay, bonuses, commissions and taxable fringe benefits, but shall not include employer contributions (including elective amounts deferred under an arrangement described in Section 401(k) of the Code) under the Plan or any other plan of the Affiliated Group or any fringe benefits which are nontaxable to employees; and (ii) for purposes of subsection
(e), "earnings" as defined in Section 27.1(d). Except for purposes of determining status as a key employee under subsection (e), an individual's earnings for any year shall be deemed not to exceed $150,000 (or, for years before 1994, $200,000), as adjusted under Section 401(a)(17) of the Code.

     (h) "Average earnings" means the average of a Participant's earnings for the five consecutive years of service which produce the highest average. In determining average earnings, any year in the five consecutive year period in which a year of service was not earned shall not be counted. If a Participant has completed less than five years of service, the average of the earnings for all years of service shall be used. Earnings received for years of service beginning after the close of the last Plan Year in which the Plan is top-heavy shall be disregarded.

     (i) "Defined benefit minimum" means an annual retirement benefit (expressed as a single life annuity beginning at normal retirement date with no ancillary benefits) derived from contributions from the Affiliated Group equal to 2% of a non-key employee's average earnings multiplied by the number of years of service not in excess of 10. There shall be taken into account only those years of service during which the defined benefit retirement plan or plans in which such non-key employee participates are included in a top-heavy group.

     (j) "Year(s) of service" means the period of service used to determine the vested percentage of a Participant's benefits under a defined benefit or defined contribution retirement plan of any member of the Affiliated Group.

     Section 24.2 Except where provided otherwise, the following sections of this Article shall apply for any Plan Year during which this Plan is a top-heavy plan.

     Section 24.3 (a) Subject to subsection (b), there shall be allocated to the Choice Account of each non-key employee who is a Participant in this Plan at the end of the Plan Year Company contributions and forfeitures equal to the lesser of (i) 3% of such Participant's earnings for the Plan Year or (ii) the percentage amount of earnings allocated or required to be allocated to the key employee receiving the highest such percentage for the Plan Year under this and all other defined contribution retirement plans required to be included in an aggregation group. Clause (ii) of the preceding sentence shall not apply if this Plan and a defined benefit retirement plan are required to be included in an aggregation group and this Plan enables such other plan to meet the qualification requirements of the Code. Effective for Plan Years beginning after 1988, Company contributions on behalf of key employees that are attributable to amounts deferred under an arrangement described in Section 401(k) of the Code shall be taken into account for purposes of determining the percentage amount described in clause (ii) of the first sentence of this subsection, but such contributions on behalf of non-key employees shall not be taken into account for purposes of satisfying the requirements of this section. Effective for Plan Years beginning after 1988, employer matching contributions (as defined in Section 6.1(i)) allocated to a non-key employee that are used to satisfy the requirements of Section 401(k) or 401(m) of the Code shall not be treated as Company contributions for purposes of satisfying the requirements of this section.

     (b) If a non-key employee participates in two or more top-heavy defined benefit and defined contribution retirement plans of the Affiliated Group, the minimum contribution requirements of subsection (a) may be satisfied by combining the contributions provided under such plans. A non-key employee who during any Plan Year participates in one or more top-heavy defined benefit retirement plans and one or more top-heavy defined contribution retirement plans of the Affiliated Group shall receive, in lieu of the amount required by subsection (a), a benefit accrued under the defined benefit retirement plan or plans equal to the defined benefit minimum offset by employer contributions under the defined contribution retirement plan or plans.

     Section 24.4 (a) If the requirements of subsection (b) are not satisfied, the dollar limitations described in Section 25.4(b)(i) and (c)(i) shall not be multiplied by 125% but shall be multiplied by 100% and the dollar limitation in the numerator of the fraction described in Section 25.4(b)(iii) shall be $41,500.

     (b) The requirements of this subsection are satisfied if:

          (i) beginning January 1, 1984, a Participant who participates in one or more top-heavy defined benefit retirement plans and one or more top-heavy defined contribution retirement plans of the aggregation group does not accrue a benefit or receive an annual addition under such plans for any limitation year beginning or ending within the Plan Year for which such plans are top-heavy; or

          (ii) (A) the aggregate present value of the accrued benefits and account balances for key employees under all qualified retirement plans included in the aggregation group exceeds 60% but does not exceed 90% of the aggregate present value of the accrued benefits and account balances for all employees, and

               (B) 3% is substituted for 2% in Section 24.1(i), and 4% is substituted for 3% in Section 24.3(a)(i).

     Section 24.5 The eligibility of a non-key employee who is a Participant in the Plan for an allocation under Sections 24.3 and 24.4(b)(ii)(B) shall be determined without regard to the following:

(a) completion of 1000 Hours of Service during the applicable Plan Year or (b) exclusion from participation or failure to accrue a benefit by reason of Compensation being less than a stated amount or failure to make mandatory contributions for such Plan Year.

     Section 24.6 (a) If a Participant has at least one Hour of Service on or after the first day of a Plan Year during which this Plan is a top-heavy Plan, and if the following schedule would result in faster vesting for the Participant, it shall be substituted for the vesting schedule set forth in
Section 13.2(a)(ii):

                     Less than 2 Vesting Years ...................   0%
                     At least 2 Vesting Years ....................  20%
                     At least 3 Vesting Years ....................  40%
                     At least 4 Vesting Years ....................  60%
                     At least 5 Vesting Years ....................  80%
                     At least 6 Vesting Years .................... 100%

     (b) The vesting schedule in subsection (a) shall apply for all Plan Years commencing with the Plan Year in which this Plan is a top-heavy plan.


                                A R T I C L E 25

                         Limitations on Annual Additions


     Section 25.1 For purposes of this Article:

     (a) (i) "Annual additions" means, for each limitation year, the sum of:

               (A) The Elective Deferral Contributions, and Company contributions made on behalf of a Participant to this Plan pursuant to Articles 18 and 28 and any contributions made on behalf of a Participant to any other qualified defined contribu tion retirement plan maintained by the Company or any other member of the Affiliated Group;

               (B) Any forfeitures allocated to a Participant under such a plan provided, however, that if the Plan satisfies the requirements of
          Section 25.3(a), forfeitures of Stanley Stock purchased with the proceeds of an Exempt Loan shall not be considered forfeitures for purposes of this subparagraph;

               (C) The Employee Contributions made by a Participant to this Plan and any other qualified retirement plan maintained by the Company or any member of the Affiliated Group; and

               (D) Any contributions by the Company or any other member of the Affiliated Group allocated in years beginning after March 31, 1984, to an individual medical account as defined in Section 415(l)(2) of the Code established for a Participant under any pension or annuity plan, in the case of a key employee as defined in Section 24.1(e), any contribution by the Company or any other member of the Affiliated Group paid or accrued after 1985 to a separate account in a funded welfare benefit plan, as defined in Section 419(e) of the Code established for the purpose of providing post-retirement medical benefits.

          (ii) For purposes of calculating the amount of annual additions for a limitation year attributable to contributions used to repay the Exempt Loan, such dollar amount shall equal the product of (A) the "cost per share" of Stanley Stock released from the Suspense Account during such limitation year as a result of the application of contributions made to the Plan during such limitation year that are used to repay the Exempt Loan, multiplied by (B) the number of shares released from the Suspense Account as a result of the application of such contributions to repay an Exempt Loan that were allocated to the Participant as of a date during such limitation year. The cost per share is determined by dividing the total contributions to the Plan that are used to make payments under the Exempt Loan for the Plan Year by the total number of shares released from the Suspense Account as a result of the application of contributions made to the Plan that are used to make payments under the Exempt Loan.

          (iii) If the requirements of Section 25.3(a) are satisfied for a Plan Year, any amounts used to pay interest on an Exempt Loan which are deductible under Code Section 404(a)(9)(B) and charged against the Participant's Accounts for such Plan Year shall not be treated as annual additions. The term "annual additions" shall not include any Elective Deferral Contributions distributed under Section 4.5, investment earnings allocable to a Participant, any rollover contributions described in Article 7 (including any amounts transferred directly to the Trustee from another qualified trust), amounts recontributed to this Plan under Section 13.4, or payments of principal and interest on any loan made to a Partici pant under
     Article 11.

          (iv) For limitation years beginning before 1987, paragraph (i)(C) shall not apply, and contributions by a Participant to plans described in paragraph (i)(C) shall be treated as annual additions to the extent of the lesser of one-half of such contributions or the amount of such contributions in excess of 6% of the Participant's earnings.

     (b) "Earnings" means:

          (i) Subject to paragraph (ii), the wages, salaries, fees for professional services, and other amounts received (whether or not paid in cash) during a limitation year for personal services actually rendered in the course of employment with the Company to the extent that such amounts are includible in gross income for federal income tax purposes. Earnings shall include commissions paid to salespeople, compensation based on profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Regulations), and foreign earned income as defined in Code Section 911(b), whether or not excludable from gross income under Section 911.

          (ii) Subject to paragraph (iii), earnings shall not include:

                    (A) any amounts (including amounts contributed at the election of the Participant under an arrangement described in
               Section 401(k) or 408(k)(6) of the Code) contributed to this Plan or any other employee benefit plan for which a deduction is allowed to the Company under Section 404 of the Code; any amounts contributed at the election of the Participant to an employee benefit plan under an arrangement described in Section 125 of the Code; employer contributions under a simplified employee pension to the extent excludable from the income of the Participant; or any distributions from a plan of deferred compensation, except that amounts received under an unfunded nonqualified plan of deferred compensation shall be treated as earnings in the year in which they are includible in gross income;

                    (B) amounts  realized  from the  exercise of a  nonqualified stock option or by reason of property subject to Code Section 83 becoming freely transferable or no longer subject to a substantial risk of forfeiture;

                    (C) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (D) other amounts that receive special tax treatment, including premiums for group term life insurance (to the extent not includible in the gross income of the Participant) and employer contributions towards the purchase of an annuity contract described in Code Section 403(b) (whether or not excludable from gross income).

          (iii) With respect to limitation years beginning after December 31, 1997, earnings shall include elective contributions made on behalf of a Participant that are not includible in gross income under Code Section 402(e)(3), 402(h) or 403(b), any elective employer contributions under a qualified salary reduction arrangement described in Code Section 408(p)(2)(A)(i) and any amounts which are contributed or deferred at the election of the Participant and which are not includible in the gross income of the Participant by reason of Code Section 125 or 457.

     (c) "Excess amount" means the amount credited or allocated to a Participant in excess of the limits imposed by Section 25.2 or 25.4.

     (d) "Limitation year" means the calendar year unless otherwise designated by resolution of the Committee.

     (e) "Minimum accrued benefit" means the sum of the annual retirement benefits accrued by a Participant under all qualified defined benefit retirement plans maintained by the Company or any other member of the Affiliated Group that were in effect on May 6, 1986, determined as of the end of the last limitation year of such plans beginning before 1987, computed without regard to any changes in the provisions of such plans after May 5, 1986. The preceding sentence shall apply only if the plans described therein individually and collectively satisfied the requirements of Section 415 of the Code for all limitation years beginning before 1987.

     (f) "Projected annual retirement benefit" means the annual benefit to which a Participant would be entitled under any qualified defined benefit retirement plan maintained by the Company or any member of the Affiliated Group, based on the assumptions that he or she continues employment until normal retirement age, that his or her earnings continue at the same rate as in effect in the plan's limitation year under consideration until normal retirement age, and that all other relevant factors used to determine benefits under the plan as of the current limitation year of such plan remain constant for all such future limitation years.

     (g) "Social security retirement age" means a Participant's retirement age under Section 216(l) of the Social Security Act determined without regard to the age increase factor under such section as if the early retirement age under paragraph (2) thereof were 62.

     Section 25.2 (a) The maximum annual additions credited to any Participant for any limitation year beginning after 1994, under this Plan and any other qualified defined contribution retirement plan maintained by the Company or any other member of the Affiliated Group, shall not exceed the lesser of (i) 25% of the Participant's earnings for the limitation year; or (ii) $30,000, as adjusted under Section 25.5(a)(i).

     (b) For limitation years beginning before July 12, 1989, the applicable dollar limitation under this Plan shall equal the sum of:

          (i) $30,000, as adjusted in accordance with Regulations; and

          (ii) the lesser of:

               (A) $30,000, as adjusted in accordance with Regulations; or

               (B) the amount of the Stanley Stock contributed, or purchased with cash contributed, and allocated to the Participant's account during the limitation year.

     Section 25.3 The special dollar limitation described in Section 25.2(b) is subject to the following conditions:

     (a) For any limitation year, no more than one-third of the Elective Deferral Contributions, Matching Allocations and Company Contributions for the limitation year which are deductible under Code Section 404(a)(9) are allocated to the group of Participants who are Highly Compensated Employees;

     (b) Cash contributions must be contributed to the Plan no later than 30 days after the time prescribed by law (including any extensions) for filing the Company's federal income tax return for the taxable year within which the applicable limitation year ends; and

     (c) The Stanley Stock must be purchased no later than 60 days after the close of the period described in subsection (b).

     Section 25.4 (a) In the case of a Participant who is covered at any time by a qualified defined benefit retirement plan maintained by the Company or any other member of the Affiliated Group, the sum of the defined contribution fraction described in subsection (b) and the defined benefit fraction described in subsection (c) shall not exceed 1.0.

     (b) (i) Except as otherwise provided in paragraph (ii) and subject to paragraph (iii), the defined contribution fraction is a fraction:

               (A) the numerator of which is the sum of the annual additions for the current and all prior limitation years, determined with respect to each such year under the rules governing the crediting of annual additions for such year and computed as of the end of such year:

                    (1) credited to the Participant  under any qualified defined contribution retirement plan of the Company or any other member of the Affiliated Group, whether or not terminated,

                    (2) attributable to nondeductible  employee contributions to any defined benefit retirement plan of the Company or any other member of the Affiliated Group, whether or not terminated,

                    (3)  attributable to any welfare benefit plan, as defined in
               Section 419(e) of the Code, of the Company or any other member of the Affiliated Group, and

                    (4) attributable to any individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Company or any other member of the Affiliated Group; and

               (B) the denominator of which is the sum of the lesser of the following amounts, computed for each limitation year as of the end of such year and including limitation years when the individual was not a Participant as a result of ineligibility to participate or because the Company did not maintain a defined contribution plan:

                    (1) 125% of the defined  contribution  dollar  limitation in effect for such limitation year, or

                    (2) 35% of the  Participant's  earnings  for the  limitation year.

          (ii) In the case of an individual who was a participant as of the end of the first day of the first limitation year beginning after 1986 in any qualified defined contribution plan of the Company or any other member of the Affiliated Group that was in effect on May 6, 1986, if the sum of the fraction described in this subsection (b) and the fraction described in subsection (c) would otherwise exceed 1.0, the numerator of the fraction described in this subsection shall be adjusted by permanently subtracting therefrom an amount equal to the product of (A) the excess of the sum of such fractions over 1.0 and (B) the denominator of the fraction described in this subsection. For purposes of the adjustment described in the preceding sentence, the applicable fractions shall be computed as of the end of the last limitation year beginning before 1987, but using the limitation under Code Section 415 applicable to the first limitation year beginning after 1986, and without regard to any change made after May 5, 1986, in the provisions of the plans taken into account under this paragraph.

          (iii) At the election of the Plan Administrator, with respect to any limitation year ending after 1982, the denominator of the defined contribution fraction of each Participant for all limitation years ending before 1983 shall be an amount equal to the product of:

               (A) the denominator of the defined contribution fraction for the limitation year ending in 1982 (computed under Section 415(e)(3)(B) of the Code as in effect for such year), and

               (B) a fraction, the numerator of which is the lesser of $51,875 or 35% of the earnings of the Participant for the limitation year ending in 1981, and the denominator of which is the lesser of $41,500 or 25% of the earnings of the Participant for the limitation year ending in 1981.

          (iv) For purposes of paragraph (i), the annual addition for any limitation year beginning before 1987 shall not be recomputed to treat all employee contributions as annual additions.

     (c) (i) Subject to paragraph (ii), the defined benefit fraction is a fraction:

               (A) the numerator of which is the sum of the Participant's projected annual retirement benefits under each qualified defined benefit retirement plan of the

          Company or any other member of the Affiliated Group, whether or not terminated, determined as of the end of the limitation year; and

               (B) the denominator of which is the lesser of:

                    (1) 125% of $90,000 (or, in the case of benefits  commencing before or after the Social Security retirement age, the actuarial equivalent of such amount), as adjusted under Section 25.5(a)(ii), or

                    (2) 140% of the Participant's average earnings for the highest three consecutive limitation years, as adjusted under
               Section 25.5(b).

          (ii) If a Participant was a participant as of the first day of the first limitation year beginning after 1986 in any qualified defined benefit retirement plan of the Company or any other member of the Affiliated Group that was in effect on May 6, 1986, the denominator of the defined benefit fraction shall not be less than 125% of such Participant's minimum accrued benefit.

     Section 25.5 (a) (i) The dollar limitation referred to in Section 25.2(a) shall be adjusted for increases in the cost of living using the last calendar quarter of 1993 as the base period.

          (ii) The dollar limitation referred to in Section 25.4(c)(i)(B)(1) shall be adjusted after 1987 in accordance with Regulations for increases in the cost of living using the last calendar quarter of 1986 as the base period.

     (b) In the case of a Participant whose employment with the Company has been severed, the amount of average earnings described in Section 25.4(c)(i)(B)(2) shall be adjusted annually by multiplying such amount by a fraction, the numerator of which is the adjusted dollar limitation described in Section 25.2 for the limitation year for which such adjustment is being made and the denominator of which is the adjusted dollar limitation in effect for the year in which severance from service occurred. For purposes of this subsection, in the case of a Participant whose employment with the Company was severed before 1974, the denominator of the applicable fraction shall be determined in accordance with rules prescribed by the Commissioner of Internal Revenue.

     (c) If the Company or any other member of the Affiliated Group maintains a qualified defined benefit retirement plan providing any post-retirement ancillary benefits (other than a qualified joint and survivor annuity with the Participant's spouse), the denominator referred to in Section 25.4(c) shall be adjusted in accordance with Regulations.

     Section 25.6 If an excess amount is determined for any Participant for any limitation year, such excess amount shall be eliminated in the following manner:

     (a) First, the benefit of the Participant under the Retirement Plan shall be reduced.

     (b) Second, the Matching Allocations credited to the Participant's Choice Account shall be set aside in a suspense account and applied to satisfy the Matching Allocations for the next limitation year (and for each succeeding limitation year, as necessary).

     (c) Third, the Elective Deferral Contributions and Employee Contributions credited to the Participant's Choice Account, adjusted for net earnings, shall be distributed to the Participant.

     (d) Fourth, the amounts allocated to the Participant's Auxiliary Account and Cornerstone Account shall be set aside in a suspense account and applied to satisfy the allocations to such accounts required for the next limitation year (and for each succeeding limitation year, as necessary).


                                A R T I C L E 26

               Diversification Elections by Qualified Participants


     Section 26.1 For purposes of this Article, the following terms shall have the meanings set forth below:

     (a) "Qualified Participant" means a Participant who has attained 55 years of age, completed at least ten years of participation in the Plan and has Employment Status on the last day of the Plan Year preceding the Plan Year in which an election may be made under this Article 26. The Alternate Payee of a qualified Participant shall, for purposes of this Article, be deemed to be a qualified Participant to whose Accounts has been allocated the number of shares of Stanley Stock assigned to the Alternate Payee under the applicable qualified domestic relations order.

     (b) "Qualified election period" means the five Plan Year period beginning with the Plan Year in which an individual first becomes a qualified Participant.

     (c) "Eligible shares" means the shares of Stanley Stock acquired by or contributed to the Plan after December 31, 1986 and allocated to the qualified Participant's Accounts as of the most recent allocation date. The number of such shares subject to an election under this Article 26 shall be determined under
Section 26.2.

     (d) "Allocation date" means the last date in each Plan Year in the qualified election period as of which shares are allocated to Participants' Accounts.

     Section 26.2 (a) Except as otherwise provided in subsections (b) and (c), the number of eligible shares in a qualified Participant's Accounts shall be determined as follows:

          (i) (A) for each of the first four Plan Years in the qualified election period, the number of eligible shares is equal to 25% of the total number of eligible shares allocated to such Accounts as of the most recent allocation date (other than shares assigned from the qualified Participant's Accounts to an Alternate Payee), reduced by

               (B) the number of eligible shares previously distributed to such qualified Participant under Section 26.3 or reinvested in other assets under the Plan; and

          (ii) for the fifth Plan Year in the qualified election period, the number of eligible shares in a qualified Participant's Accounts shall be determined under (i) above by substituting "50%" for "25%" in paragraph
     (i)(A) hereof.

     (b) Notwithstanding the provisions of Section 26.2 (a), if the value of the eligible shares does not exceed $500 for the first Plan Year in the qualified election period, no election under this Article shall be available to such qualified Participant until the value of such shares exceeds $500 in the qualified election period. For purposes of the preceding sentence, the value of the eligible shares shall be determined as of the last Valuation Date in each Plan Year in the qualified election period and shall include shares held under all employee stock ownership plans and tax credit employee stock ownership plans maintained by the Company and by any other member of the Affiliated Group. If the value of the eligible shares exceeds $500 as of any such Valuation Date in the qualified election period, such value shall be deemed, for purposes of this subsection, to exceed $500 at all times thereafter in the qualified election period.

     (c) If the number of shares determined in accordance with Section 26.2(a) or the portion of such shares with respect to which the qualified Participant has made an election under Section 26.3 includes a fractional share, such share shall be rounded to the nearest whole number (with .50 or greater rounded up to a whole share).

     Section 26.3 (a) Except as otherwise provided in subsection (b), for each year in the qualified election period, a qualified Participant may direct that all, or a portion specified in whole multiples of 20% not to exceed 100%, of the number of eligible shares determined under Section 26.2 shall be distributed from the Choice Account to the qualified Participant in accordance with Section 26.4.

     (b) A distribution under subsection (a) that is to be made to a qualified Participant while he or she has Employment Status and before the date on which he or she attains age 59-1/2 shall not include any amount in the qualified Participant's Choice Account attributable to Elective Deferral Contributions. Moreover, a distribution under subsection (a) that is to be made to a qualified

Participant while he or she has Employment Status and before attainment of the Normal Retirement Date shall not include any amounts attributable to his or her Net Contributory Pension Benefit. In the event that the number of eligible shares in the qualified Participant's Choice Account (exclusive of shares attributable to Elective Deferral Contributions and the Net Contributory Pension Benefit) would be insufficient to effect a distribution of the maximum number of such eligible shares that could be elected by the qualified Participant under subsection (a), such qualified Participant shall, in lieu of the right to elect a distribution under such subsection (a), be given the opportunity to direct the investment of eligible shares in any investment vehicle available under the Plan in accordance with Section 8.2.

     Section 26.4 Within the 90 days following the end of each of the five Plan Years in an individual's qualified election period, the Plan Administrator shall notify such individual of his or her right to make an election under Section 26.3(a) or (b). Any such election shall be made in accordance with the procedures established by the Plan Administrator. A qualified Participant shall be permitted to revoke an election and make a new election at any time during such 90 day period. If a qualified Participant fails to file an election within the 90-day period described in this Section 26.4, the portion of such Participant's Choice Account that is subject to such election shall remain invested in Stanley Stock.

     Section 26.5 (a) The Plan Administrator shall effect an election made by the qualified Participant under Section 26.3(a) by distributing to such Participant in cash or in shares of Stanley Stock the portion of the eligible shares that such Participant has elected to receive. Such distribution shall be made no more than 90 days after the 90 day period described in Section 26.4. If the qualified Participant elects to receive cash, the shares shall be valued as of the Valuation Date preceding the date of distribution. A qualified Participant may direct that all of such distribution shall be made in a direct rollover in accordance with Section 7.4.

     (b) The portion of a qualified Participant's Choice Account that is to be distributed under Section 26.3(a) at the direction of such individual shall be taken from his or her Choice Account from the sources of funds in the order set forth in paragraphs (x)(A) through (F) of Section 11.1(b), to the extent invested in eligible shares.

     Section 26.6 An election by a qualified Participant pursuant to this Article shall not constitute a discretionary transaction for purposes of Article 27.

                                A R T I C L E 27

                 Special Rules Regarding Officers of the Company


     Section  27.1 The  following  definitions  shall apply for purposes of this
Article:

     (a) "Cash disposition" means:

          (i) with  respect to this Plan,  an  election by an Officer to receive
     (A) a hardship withdrawal under Section 10.1, (B) a discretionary withdrawal under Section 10.2, or (C) a loan under Article 11, which withdrawal or loan is funded in whole or in part by a disposition of Stanley Stock attributable to the Officer's Choice Account; or

          (ii) with respect to any other employee benefit plan sponsored by the Company, an election by an Officer under said plan to receive a cash distribution of all or a portion of his or her interest in said plan which distribution is funded in whole or in part by a disposition of Stanley Stock.

     (b) "Discretionary transaction" means either a cash disposition or an intra plan transfer that (i) is not made in connection with the Officer's death, disability, retirement or separation from service with the Company or (ii) is not made pursuant to Section 12.4 or pursuant to an election that is made available under Section 26.3 or that is required to be made available under another provision of the Code.

     (c) "Employee benefit plan" means:

          (i) any employee benefit plan that satisfies the coverage and participation requirements of Sections 410 and 401(a)(26) of the Code, or any successor provisions thereof;

          (ii) an employee benefit plan described in Section 3(36) or 201(2) of the Act which is operated in conjunction with a plan described in paragraph
     (c)(i) hereof and which provides only the benefits and contributions that would be provided under said plan described in paragraph (c)(i) hereof but for any benefit or contribution limitations set forth in the Code; or

          (iii)  a  stock   purchase  plan  that   satisfies  the  coverage  and
     participation requirements of Sections 423(b)(3) and 423(b)(5) of the Code or Section 410 of the Code, or any successor provisions thereof.

     (d) "Intra plan transfer" means:

          (i) an election by an Officer under Section 8.2 either to (A) transfer all or a portion of his or her Choice Account that is invested in an investment vehicle that includes shares of Stanley Stock to an investment vehicle available under the Plan that does not include shares of Stanley Stock, or (B) transfer all or a portion of his or her Choice Account that is invested in an investment vehicle that does not include shares of Stanley Stock to an investment vehicle available under the Plan that includes shares of Stanley Stock; or

          (ii) an election by an Officer under any other employee benefit plan sponsored by the Company either to (A) transfer all or a portion of his or her interest under said plan that is invested in a fund that includes shares of Stanley Stock to a fund under said plan that does not invest in Stanley Stock, or (B) transfer all or a portion of his or her interest under said plan that is invested in a fund that does not include shares of Stanley Stock to a fund under said plan that invests in Stanley Stock.

     Section 27.2 (a) (i) Anything herein to the contrary notwithstanding, in the event of an election by an Officer that effects a discretionary transaction that is either a cash disposition, or an intra plan transfer described in Section 27.1(e)(i)(A) or (e)(ii)(A), such Officer shall be prohibited, for a period of six months from the date on which such election is made, from making an election under Section 8.2 which would effect a discretionary transaction that is an intra plan transfer described in
     Section 27.1(e)(i)(B).

          (ii) Anything herein to the contrary notwithstanding, in the event of an election by an Officer that effects a discretionary transaction that is an intra plan transfer described in Section 27.1(e)(i)(B) or (e)(ii)(B), such Officer shall be prohibited, for a period of six months from the date on which such election is made, from making an election under this Plan that would effect a discretionary transaction that is a cash disposition described in Section 27.1(a)(i)or an intra plan transfer described in
     Section 27.1(e)(i)(A).

     Section 27.3 The provisions of this Article are intended to exempt transactions in the Plan by Officers from the operation of Section 16(b) of the Exchange Act pursuant to exemptions provided by rules and regulations as may be promulgated thereunder by the Securities and Exchange Commission, and are intended to apply to the extent that compliance with such rules and regulations is necessary to maintain such exemption, and shall be interpreted in a manner consistent with such intent.

                                A R T I C L E 28

                       Auxiliary Accounts for Participants


     Section 28.1 Subject to Article 25, there shall be such allocation, if any, to Participants' Auxiliary Accounts for a Plan Year as the Company may direct at its discretion. Any such allocation shall be in the amount determined by the Company at its discretion.

     Section 28.2 Any allocation that is to be made under this Article 28 for a Plan Year shall be allocated only to the Auxiliary Account of a Participant who is not covered by a collective bargaining agreement with the Company. Such allocations may be made from shares released from the Suspense Account under
Section 18.4 or from contributions to the Plan that are not used to make payments under an Exempt Loan. These allocations shall be credited to eligible Participants in the ratio that the next premium payment due for each such
Participant   bears  to  the  total  premium   payments  due  for  all  eligible
Participants receiving such allocations in connection with the basic life insurance and accidental death and dismemberment benefit program described on Appendix B. Any such allocations for the 1998 Plan Year shall be made as of the last day of the Plan Year to the Auxiliary Accounts of the eligible Participants described in this Section 28.2 who have Employment Status on the last day of such Plan Year.

     Section 28.3 A Participant's Auxiliary Account shall be applied to pay premiums under the program described on Appendix B maintained under the Plan. The aggregate amount that is applied to the payment of such premiums with respect to a Participant shall not, at any time, exceed 25% of the total amount allocated to such Participant under Sections 4.2(a), 5.2(a), 5.3, 18.4(d) and 28.2.

     Section 28.4 The Trustee shall hold any insurance contract that provides the benefits listed on Appendix B for the Participants receiving allocations under Section 28.2. The proceeds payable under the contract shall be paid to the Trustee for disbursement to Participants or their Beneficiaries.

     Section 28.5 Payments shall be made to or on behalf of an eligible Participant upon death or dismemberment pursuant to the program described on Appendix B irrespective of the Participant's vested interest in the Auxiliary Account.


         Dated this                 day of                             , 19   .


                                                     THE STANLEY WORKS


                                                  By:
                                                  Title:


                                   APPENDIX A

                           STANLEY ACCOUNT VALUE PLAN


                       PARTICIPATING LOCATIONS AFTER 1997


Effective Date                Effective Date   Predecessor
Location                      Salaried E'ees   Hourly E'ees   Employer(s)

The Stanley Works
New Britain, CT               01/01/84         01/01/92
Farmington, CT                01/01/84         01/01/92

Stanley Tools Division
Shaftsbury, VT                01/01/84         10/01/92
Pulaski, TN                   01/01/84         01/01/86
Pittsfield, VT                01/01/84         01/01/86
York, PA                      01/01/84         07/01/86       Penn. Saw Co.
Cheraw, SC                    01/01/84         01/01/86
Royersford, PA                01/01/84         01/01/84       S.A. Wetty &
                                                                Sons, Inc. &
                                                                SAW Plastics,
                                                                Inc.
Shelbyville, TN               01/01/84         01/01/86
Wichita Falls, TX             05/01/84         05/01/84       Ingersoll-Rand
                                                                Co.
Worcester, MA                 01/01/90         01/01/90       The Parker
                                                                Group, Inc.,
                                                                Plasticom,
                                                                Inc. & King
                                                                Fastener Co.
Charlotte, NC                 01/01/84         01/01/84
New Britain, CT               01/01/84         01/01/92
Costa Mesa, CA                01/01/84         01/01/84
Kansas City, KS               05/01/92         01/01/94       AXIA, Inc.
Junction City, KS             05/01/92         05/01/92
Napa, CA                      05/01/92            --

Jensen Tools, Inc.
Phoenix, AZ                   05/01/92            --          AXIA, Inc.
New Castle, DE                05/01/92            --


Proto Industrial Tools Div.
Covington, OH                 05/01/84            --

Air Tools Division
Cleveland, OH                 01/01/84            --


                                      -1-




Roseville, MI                 01/01/97         01/01/97       Beta-Tech, Inc.

Hydraulic Tools Division
Clackamas, OR                 01/01/84         01/01/86       Ackley Mfg. Co. &
                                                                Hydraulic Energy
                                                                Devices
LaBounty Mfg., Inc.
Two Harbors, MN               04/01/92         04/01/92       LaBounty Mfg.,
                                                                Inc.

National Hand Tool Division
Dallas, TX                    07/01/88         02/01/98<F1>   National Hand
                                                                Tool Corp.
                                                                & Chiro Tool
                                                                Mfg. Corp.

Hardware Division
New Britain, CT               01/01/84         01/01/92
K.C. Dist. Center             01/01/84         01/01/92
Richmond, VA                  01/01/84            --
San Dimas, CA                 01/01/89         01/01/89       Acme General Corp.
Gray, TN                      10/01/92         10/01/92       Ideal Security

Monarch Mirror Door,
   Company, Inc.
Tupelo, MS                    05/01/92         05/01/92       Wondura Products,
Chatsworth, CA                05/01/92            --          Monarch Mirror
                                                                Door &
                                                                Monarch Norcal
Stanley Engineered
   Components
New Britain, CT               01/01/84         01/01/87

The Stanley Mfg.
  Technology Center
Dallas, TX                    01/01/84         01/01/90       National Hand
                                                                Tool Corp.
                                                                & Chiro Tool
                                                                Mfg. Corp.
Stanley Vidmar, Inc.
Allentown, PA                 01/01/84         01/01/86

Stanley Vidmar Systems, Inc.
Cincinnati, OH                09/01/86            --          ESSCORP

The Farmington River
  Power Company
Windsor, CT                   01/01/84         01/01/86

Stanley Door Systems, Inc.
Birmingham, MI                01/01/84         07/01/92       Berry Industries
Troy, MI                      01/01/84         01/01/84
Orlando, FL                   01/01/84         01/01/84
Winchester, VA                01/01/84         01/01/84
Rancho Cucamonga, CA          01/01/84         01/01/84
Oklahoma City, OK             01/01/97         01/01/97

Stanley Home Automation, Inc.
Detroit, MI                   01/01/84         04/01/87       Vemco Products,
                                                                Inc.
Covington, OH                 01/01/84         07/01/86

Stanley Electronics
Novi, MI                      01/01/84         01/01/87       Multi-Elmac Co.

Stanley Magic Door, Inc.
Farmington, CT                01/01/84         01/01/92       Jed Products Co.
New Britain, CT               01/01/84         01/01/92
Columbia, MD                  01/01/84         07/01/86
Chicago, IL                   01/01/84         01/01/91
Cleveland, OH                 01/01/84            --
Detroit, MI                   01/01/84            --
Houston, TX                   01/01/84            --
Indianapolis, IN              01/01/84            --
Los Angeles, CA               01/01/84            --
Newark, NJ                    01/01/84            --
Orlando, FL                   01/01/84            --
Rock Island, IL               01/01/84         01/01/86
San Francisco, CA             01/01/84            --
Saxonville, MA                01/01/84         08/01/86
Seattle, WA                   01/01/84            --
St. Louis, MO                 01/01/84         07/01/93
Glaziers Union                01/01/93

Magic Door Div.
Farmington, CT                01/01/84         01/01/92

Mac Tools, Inc.
Wash. Crt. House, OH          01/01/84         01/01/84       Mac Tools, Inc.
Columbus, OH                  01/01/84         01/01/86
Georgetown, OH                01/01/84         01/01/86
Sabina, OH                    01/01/84         01/01/84
Sacramento, CA                01/01/84         03/01/86
Oklahoma City, OK             01/01/84         01/01/84


<F1>Hourly paid  employees are not eligible to have  Elective  Deferral or
Employee Contributions made on their behalf.



                                       -2-



O'Fallon, MO                  10/01/89          01/01/92       Am. Pnuematic
                                                                Technologies,
                                                                Inc.

Stanley Inter-America, Inc.
Miami, FL                     01/01/84          01/01/86

General Rental Co., Inc.,
Taylor Rental Center, Inc.
    & Taylor Rental Corp.    01/01/85              --          Taylor Rental
                                                                 Corp.

J.B. Supplies, Inc.
Minneapolis, MN              01/01/92           01/01/92*      J.B. Supplies,
                                                                 Inc.
Rosemont, IL                 01/01/92           01/01/92*

Stanley-Bostitch, Inc.
East Greenwich, RI           02/22/86           02/22/86       Textron, Inc.
                                                                 & Sutton Landis
Clinton, CT,                 02/22/86           02/22/86
Visalia, CA                  02/22/86           02/22/86
Atlanta, GA                  02/22/86           02/22/86
U.S. Sales & Dist. Centers   02/22/86           02/22/86
Fullerton, CA                02/22/86           02/22/86       Textron, Inc.
Skokie, IL                   07/01/87           01/01/90       Hartco Company
Shelbyville, IN              03/01/89           03/01/89       Spenax Corp.
Taunton, MA                  05/01/90           05/01/90       Creative Eng.,
                                                                 Inc.
Hamlet, NC                   01/01/91           01/01/91       BeA Fasteners,
                                                                 Inc.
King Fastener                01/01/90           01/01/90       The Parker
                                                                 Group, Inc.,
                                                                 Plasticom,
                                                                 Inc. & King
                                                                 Fastener Co.
Puerto Rico                  02/22/86             --

Halstead Enterprises, Inc.
Rancho Cucamonga, CA         06/01/88          01/01/90        Halstead
                                                                 Enter., Inc.
Sanford, NC                  07/01/88          01/01/90        Halstead
                                                                 Enter., Inc.

Stanley Logistics, Inc.      01/01/97       01/01/97

                      *Grandfathered employees only



                                       -3-




                                   APPENDIX B

                           STANLEY ACCOUNT VALUE PLAN

   Basic Life Insurance and Accidental Death and Dismemberment Benefit Program Applicable to Participants not Covered by a Collective Bargaining Agreement


                          Amount of Basic Life Benefit

The Basic Life Benefit is an amount equal to an eligible Participant's "basic annual earnings" or $350,000, whichever is less. Basic annual earnings is gross annual salary excluding any overtime or miscellaneous bonus payments. If an eligible Participant regularly receives commissions or incentive bonuses, his or her average annual commission or incentive bonus for the preceding three years will be added to base pay to calculate the benefit.

                          Amount of Basic AD&D Benefit

The Basic AD&D benefit amount is equal to all or a portion of the Basic Life Benefit. If an accidental injury occurs, and results in any of the following losses within 1 year of the accident, the Basic AD&D benefit is:


For Loss of .............................   Amount Payable
============================================================================
============================================================================
    .....................................
Life ....................................   An amount equal to the Basic Life
                                              Benefit
Either one hand or one foot or one eye ..   1/2 the Basic Life Benefit
More than one of the above resulting from   An amount equal to the Basic Life
 one accident                                 Benefit
Thumb and index finger of either hand ...   1/4 the Basic Life Benefit
Speech and hearing ......................   An amount equal to the Basic Life
                                              Benefit
Speech or hearing .......................   1/2 the Basic Life Benefit
Movement of both upper and lower limbs      An amount equal to the Basic Life
 (Quadriplegia)                               Benefit
Movement of both lower limbs
 (Paraplegia)                               3/4 the Basic Life Benefit
Movement of both upper and lower limbs
 of one side of the body (Hemiplegia)         1/2 the Basic Life Benefit

The total AD&D amount payable for any one eligible Participant for all losses due to the same accident will not exceed the Basic Life Benefit.

                            Additional AD&D Benefits

Seat Belt Benefit - If an eligible Participant incurs an AD&D claim, an additional benefit of $25,000 will be paid if the injury occurred while a passenger in, or while the licensed operator of, a registered automobile and while wearing a seat belt, as verified in the police accident report.

Common Carrier Benefit - The amount of the AD&D benefit will be doubled if an eligible Participant incurs an AD&D claim as a result of an accident that occurs while he or she is a passenger in a vehicle operated by a business organized and licensed to transport passengers for hire.